As filed with the Securities and Exchange Commission on March 12, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	34-1464672 (I.R.S. Employer Identification Number)
200 Public Square Suite 3300 Cleveland, Ohio 44114-2315 Telephone: (216) 694-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith A. Koci
Executive Vice President, Chief Financial Officer
Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
Telephone: (216) 694-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Fax: (216) 579-0212
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.00% Senior Guaranteed Notes due 2027	$73,298,000	100%	$73,298,000	$7,996.82
Guarantees of 7.00% Senior Guaranteed Notes due 2027	–	–	–	–(2)
(1) Calculated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Cannon Automotive Solutions – Bowling Green, Inc.	Delaware	3312	26-0766559
Cleveland-Cliffs Burns Harbor LLC	Delaware	3310	20-0653414
Cleveland-Cliffs Cleveland Works LLC	Delaware	3310	04-3634649
Cleveland-Cliffs Columbus LLC	Delaware	3310	01-0807137
Cleveland-Cliffs Investments Inc. (f/k/a AKS Investments, Inc.)	Ohio	3312	31-1283531
Cleveland-Cliffs Kote Inc.	Delaware	3310	36-3665216
Cleveland-Cliffs Kote L.P.	Delaware	3310	36-3665288
Cleveland-Cliffs Minorca Mine Inc.	Delaware	1000	36-2814042
Cleveland-Cliffs Monessen Coke LLC	Delaware	3312	25-1850170
Cleveland-Cliffs Plate LLC	Delaware	3310	20-0653500
Cleveland-Cliffs Railways Inc.	Delaware	3310	56-2348283
Cleveland-Cliffs Riverdale LLC	Delaware	3310	74-3062732
Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc.	Delaware	3310	04-3634638
Cleveland-Cliffs Steel Corporation (f/k/a AK Steel Corporation)	Delaware	3312	31-1267098
Cleveland-Cliffs Steel Holding Corporation (f/k/a AK Steel Holding Corporation)	Delaware	3312	31-1401455
Cleveland-Cliffs Steel Holdings Inc.	Ohio	3312	85-4084783
Cleveland-Cliffs Steel LLC	Delaware	3312	71-0871875
Cleveland-Cliffs Steel Management Inc. (f/k/a AH Management, Inc.)	Delaware	3312	51-0390893
Cleveland-Cliffs Steel Properties Inc. (f/k/a AK Steel Properties, Inc.)	Delaware	3312	51-0390894
Cleveland-Cliffs Steelton LLC	Delaware	3310	20-0653772
Cleveland-Cliffs Steelworks Railway Inc.	Delaware	3310	04-3634622
Cleveland-Cliffs Tek Inc.	Delaware	3310	36-3519946
Cleveland-Cliffs Tek Kote Acquisition Corporation	Ohio	3310	85-4304182
Cleveland-Cliffs Tek L.P.	Delaware	3310	36-3525438
Cleveland-Cliffs Tubular Components LLC (f/k/a AK Tube LLC)	Delaware	3312	31-1283531
Cleveland-Cliffs Weirton LLC	Delaware	3310	56-2435202
Cliffs Mining Company	Delaware	1000	34-1120353
Cliffs Minnesota Mining Company	Delaware	1000	42-1609117
Cliffs TIOP Holding, LLC	Delaware	1000	47-2182060
Cliffs TIOP, Inc.	Michigan	1000	34-1371049
Cliffs TIOP II, LLC	Delaware	1000	61-1857848
Cliffs UTAC Holding LLC	Delaware	1000	26-2895214
Fleetwood Metal Industries, LLC	Delaware	3312	98-0508950
IronUnits LLC	Delaware	1000	34-1920747
Lake Superior & Ishpeming Railroad Company	Michigan	1000	38-6005761
Metallics Sales Company	Delaware	1000	84-2076079
Mid-Vol Coal Sales, Inc.	West Virginia	1220	55-0761501

Mountain State Carbon, LLC	Delaware	3312	31-1267098
Northshore Mining Company	Delaware	1000	84-1116857
PPHC Holdings, LLC	Delaware	3312	31-1283531
Precision Partners Holding Company	Delaware	3312	22-3639336
Silver Bay Power Company	Delaware	1000	84-1126359
SNA Carbon, LLC	Delaware	3312	31-1267098
The Cleveland-Cliffs Iron Company	Ohio	1000	34-0677332
Tilden Mining Company L.C.	Michigan	1000	34-1804848
United Taconite LLC	Delaware	1000	42-1609118
(1) The address and phone number of each Registrant Guarantor is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
SUBJECT TO COMPLETION, DATED MARCH 12, 2021
$73,298,000
Cleveland-Cliffs Inc.
Offer to Exchange
All of the Outstanding Restricted 7.00% Senior Guaranteed Notes due 2027
Issued on March 16, 2020
for
Newly Issued and Registered 7.00% Senior Guaranteed Notes due 2027

On March 16, 2020, we issued $335,376,000 aggregate principal amount of restricted 7.00% senior guaranteed notes due 2027, which we refer to herein as the Original Notes. The Original Notes were issued in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. As of March 12, 2021, there was $73,298,000 aggregate principal amount of Original Notes outstanding.
We are offering to exchange up to $73,298,000 aggregate principal amount of new 7.00% senior guaranteed notes due 2027, which we refer to herein as the Exchange Notes, for the outstanding Original Notes. We refer herein to the Original Notes and the Exchange Notes, collectively, as the Notes. We refer to the offer to exchange as the Exchange Offer.
The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes and will be issued under the same indenture. The Exchange Notes will be exchanged for Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.
The Exchange Offer expires at 5:00 p.m. New York City time on , 2021 unless extended, which we refer to as the Expiration Date.
We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

You should consider carefully the risk factors beginning on page 18 of this prospectus before deciding whether to participate in the Exchange Offer.
Neither the Securities and Exchange Commission, which we refer to herein as the SEC, nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2021.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio, 44114-2315, Attention: Investor Relations; Telephone: (216) 694-5700. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than            , 2021, which is five full business days before you must make a decision regarding the Exchange Offer.

i

NOTICE TO INVESTORS
This prospectus may only be used where it is legal to make the Exchange Offer and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offer where it is legal to do so.
This prospectus and the information incorporated by reference summarize documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus and the information incorporated by reference. In deciding to exchange your Original Notes, you must rely on your own examination of such documents, our business and the terms of the Exchange Offer and the Exchange Notes, including the merits and risks involved.
We make no representation to you that the Exchange Notes will be a legal investment for you. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Exchange Notes. Neither the delivery of the prospectus nor any exchange made pursuant to this prospectus implies that any information set forth in or incorporated by reference in this prospectus is correct as of any date after the date of this prospectus.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”
Except as otherwise indicated or the context otherwise requires, references in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Cliffs” or other similar terms mean Cleveland-Cliffs Inc. and its consolidated subsidiaries, including (i) Cleveland-Cliffs Steel Holding Corporation (f/k/a AK Steel Holding Corporation), or AK Steel, and (ii) entities acquired in connection with the AM USA Transaction (as defined below), which include substantially all of the operations of the former ArcelorMittal USA LLC, a Delaware limited liability company, its subsidiaries and certain affiliates. In connection with the AM USA Transaction, Cliffs also acquired I/N Kote L.P., or I/N Kote, and I/N Tek L.P., or I/N Tek, which are former joint ventures between subsidiaries of the former ArcelorMittal USA LLC and Nippon Steel Corporation. We refer to the former ArcelorMittal USA LLC, its subsidiaries and certain of its affiliates, I/N Kote and I/N Tek, collectively, as ArcelorMittal USA. As used in this prospectus, the term “long ton” means a long ton (equal to 2,240 pounds) and the term “net ton” means a net ton (equal to 2,000 pounds).

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available, free of charge, on our website at www.clevelandcliffs.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
We are incorporating by reference certain information that we file with the SEC, which means:
•incorporated documents are considered part of this prospectus;
•we can disclose important information to you by referring you to those documents; and
•information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.
We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
•Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on February 26, 2021); and
•Current Reports on Form 8-K filed with the SEC on December 9, 2020 (as to Items 1.01, 2.01, 2.03, 3.02, 3.03, 5.03 and 9.01(a) and (b) and related exhibits only), as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on February 8, 2021 (excluding Exhibit 99.7), February 9, 2021, February 11, 2021, February 17, 2021 and March 12, 2021.
We also incorporate by reference each of the documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the completion of the Exchange Offer. We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114
Attention: Investor Relations
Telephone: 1-216-694-5700

NON-GAAP FINANCIAL MEASURES
We believe that the financial statements and the other financial data included in, or incorporated by reference into, this prospectus have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and the regulations published by the SEC and are consistent with current practice with the exception of the presentation of earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, with respect to each of Cliffs; the former ArcelorMittal USA LLC, its subsidiaries and certain affiliates; I/N Kote; and I/N Tek.

Adjusted EBITDA is a non-GAAP financial measure and is not calculated in the same manner by all companies or the entities presented herein, and, accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for comparing performance relative to other companies. While we believe that the presentation of adjusted EBITDA will (1) enhance an investor’s understanding of our operating performance and how it compares to other producers and (2) provide a more accurate view of the cash outflows related to the sale of steel and iron ore, the use of the non-GAAP financial measures as analytical tools has limitations and you should not consider them in isolation, or as substitutes for an analysis of our results of operations as reported in accordance with GAAP. Adjusted EBITDA is not a measurement of financial performance or condition under GAAP and should not be considered as alternatives to net income, operating income, or any other financial performance measure derived in accordance with GAAP.
Cliffs
Cliffs evaluates performance based on adjusted EBITDA, which is defined as EBITDA, excluding certain items such as EBITDA of noncontrolling interest, impacts of discontinued operations, extinguishment of debt, severance, acquisition-related costs, amortization of inventory step-up, foreign exchange remeasurement, and impairment of other long-lived assets, or Cliffs Adjusted EBITDA.
This measure is used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel and iron ore industries, although it is not necessarily comparable to similarly titled measures used by other companies. In addition, management believes Cliffs Adjusted EBITDA is a useful measure to assess the earnings power of the business without the impact of capital structure and can be used to assess our ability to service debt and fund future capital expenditures in the business.
For additional information about Cliffs Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, see the section titled “Summary—Summary Historical Consolidated Financial Data of Cliffs” of this prospectus.
ArcelorMittal USA LLC and Affiliates, I/N Kote and I/N Tek
Adjusted EBITDA is presented in this prospectus with respect to each of the former ArcelorMittal USA LLC, its subsidiaries and certain affiliates; I/N Kote; and I/N Tek and is defined as EBITDA, excluding certain items such as the effect of derivative timing adjustments, Industrial Franchise Agreement (as defined herein) fee and miscellaneous corporate chargebacks, asset impairments and impacts of onerous contracts, as applicable, or ArcelorMittal USA Adjusted EBITDA Measures.
Management believes that reporting the ArcelorMittal USA Adjusted EBITDA Measures more clearly reflects these entities’ respective operating results for the periods presented and provides investors with a better understanding of their respective overall financial performance.
For additional information about the ArcelorMittal USA Adjusted EBITDA Measures, including a reconciliation to the most directly comparable GAAP financial measure, see the sections titled “Summary—Summary Historical Financial Data of ArcelorMittal USA LLC and Affiliates,” “Summary—Summary Historical Financial Data of I/N Kote” and “Summary—Summary Historical Financial Data of I/N Tek” of this prospectus.
Unaudited Pro Forma Condensed Combined Financial Data
Adjusted EBITDA is presented in this prospectus with respect to the unaudited pro forma condensed combined financial statements and is defined as EBITDA, excluding certain items such as the effects of the EBITDA of noncontrolling interests, charges associated with asset impairments, acquisition-related costs, inventory step-up, impact of discontinued operations, impact of extinguishment of debt, severance costs, impact of onerous contracts and certain expected synergies, or Pro Forma Adjusted EBITDA.
This measure is used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry, although it is not necessarily comparable to similarly titled measures used by other companies. In addition, management believes Pro Forma Adjusted EBITDA is a useful measure to assess the earnings power of the business without the impact of capital structure and can be used to assess our ability to service debt and fund future capital expenditures in the business.
For additional information about Pro Forma Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, see the section titled “Summary—Unaudited Pro Forma Condensed Combined Financial Data” of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipate,” “assume,” “believe,” “build,” “continue,” “create,” “design,” “estimate,” “expect,” “focus,” “forecast,” “future,” “goal,” “guidance,” “imply,” “intend,” “look,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “strategy,” “target,” “work,” “could,” “may,” “should,” “will,” “would” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements with respect to our business, strategy and plans, expectations relating to the Acquisitions (as defined herein) and future financial condition and performance. These statements speak only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations of our directors or our officers with respect to: our future financial condition; results of operations or prospects; estimates of our economic mineral reserves; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:
•disruptions to our operations relating to the COVID-19 pandemic, including the heightened risk that a significant portion of our workforce or on-site contractors may suffer illness or otherwise be unable to perform their ordinary work functions;
•continued volatility of steel and iron ore market prices, which directly and indirectly impact the prices of the products that we sell to our customers;
•uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry, which has been experiencing a trend toward light weighting that could result in lower steel volumes being consumed;
•potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity, oversupply of iron ore, prevalence of steel imports and reduced market demand, including as a result of the COVID-19 pandemic;
v

•severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us;
•risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act (as amended by the Trade Act of 1974), or Section 232, the United States-Mexico-Canada Agreement, or USMCA, and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports;
•impacts of existing and increasing governmental regulation, including climate change and other environmental regulation that may be proposed under the Biden Administration, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements;
•potential impacts to the environment or exposure to hazardous substances resulting from our operations;
•our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business;
•adverse changes in credit ratings, interest rates, foreign currency rates and tax laws;
•limitations on our ability to realize some or all of our deferred tax assets, including our net operating loss carryforwards, or NOLs;
•our ability to realize the anticipated synergies and benefits of the Acquisitions and to successfully integrate the businesses of AK Steel and ArcelorMittal USA into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees;
•additional debt we assumed, incurred or issued in connection with the Acquisitions, as well as additional debt we incurred in connection with enhancing our liquidity during the COVID-19 pandemic, may negatively impact our credit profile and limit our financial flexibility;
•known and unknown liabilities we assumed in connection with the Acquisitions, including significant environmental, pension and other postretirement benefits, or OPEB, obligations;
•the ability of our customers, joint venture partners and third-party service providers to meet their obligations to us on a timely basis or at all;
•supply chain disruptions or changes in the cost or quality of energy sources or critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap, chrome, zinc, coke and coal;
•liabilities and costs arising in connection with any business decisions to temporarily idle or permanently close a mine or production facility, which could adversely impact the carrying value of associated assets and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with restarting any previously idled mine or production facility;

•problems or disruptions associated with transporting products to our customers, moving products internally among our facilities or suppliers transporting raw materials to us;
•uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events;
•our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks;
•disruptions in, or failures of, our information technology, or IT, systems, including those related to cybersecurity;
•our ability to successfully identify and consummate any strategic investments or development projects, cost-effectively achieve planned production rates or levels, and diversify our product mix and add new customers;
•our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether we are able to replace depleted reserves with additional mineral bodies to support the long-term viability of our operations;
•the outcome of any contractual disputes with our customers, joint venture partners, lessors, or significant energy, raw material or service providers, or any other litigation or arbitration;
•our ability to maintain our social license to operate with our stakeholders, including by fostering a strong reputation and consistent operational and safety track record;
•our ability to maintain satisfactory labor relations with unions and employees;
•availability of workers to fill critical operational positions and potential labor shortages caused by the COVID-19 pandemic, as well as our ability to attract, hire, develop and retain key personnel, including within the acquired AK Steel and ArcelorMittal USA businesses;
•unanticipated or higher costs associated with pension and OPEB obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations;
•potential significant deficiencies or material weaknesses in our internal control over financial reporting; and
•other risks described in our Annual Report on Form 10-K for the year ended December 31, 2020, and in the “Risk Factors” section of this prospectus.
These factors and the other risk factors described in this prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY
This summary highlights information about us, the Exchange Offer and the Exchange Notes. This summary is not complete and may not contain all of the information that you should consider prior to deciding whether to participate in the Exchange Offer. For a more complete understanding of us, we encourage you to read this prospectus, including the information incorporated by reference into this prospectus and the other documents to which we have expressly referred you. In particular, we encourage you to read the historical financial statements, and the related notes, incorporated by reference into this prospectus. Investing in the Exchange Notes involves significant risks, as described in the “Risk Factors” section.
Our Company
Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, we are also the largest supplier of iron ore pellets in North America. In 2020, we acquired two major steelmakers, AK Steel and ArcelorMittal USA, vertically integrating our legacy iron ore business with quality-focused steel production and emphasis on the automotive end market. Our fully integrated portfolio includes custom-made pellets and hot briquetted iron; flat-rolled carbon steel, stainless, electrical, plate, tinplate and long steel products; as well as carbon and stainless steel tubing, hot and cold stamping and tooling. Headquartered in Cleveland, Ohio, we employ approximately 25,000 people across our mining, steel and downstream manufacturing operations in the United States and Canada.
On March 13, 2020, we completed the acquisition of AK Steel, or the AK Steel Merger, a leading producer of flat-rolled carbon, stainless and electrical steel products. These operations consist primarily of seven steelmaking and finishing plants, two cokemaking operations, three tube manufacturing plants and ten tooling and stamping operations. The businesses of Cleveland-Cliffs Tubular Components LLC (f/k/a AK Tube LLC) and PPHC Holdings, LLC and its subsidiaries acquired in the AK Steel Merger provide customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components.
On December 9, 2020, we completed the acquisition of ArcelorMittal USA pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020, between Cleveland-Cliffs Inc. and ArcelorMittal S.A., a company organized under the laws of Luxembourg, or ArcelorMittal, and the former ultimate parent company of ArcelorMittal USA, and the associated ABL Amendment (as defined below), together, the AM USA Transaction. These operations include six steelmaking facilities, eight finishing facilities, two iron ore mining and pelletizing operations, one coal mining complex and three cokemaking operations. These assets build upon our existing high-end steelmaking and raw material capabilities, and also open up new markets to us. The combination provides us additional scale and technical capabilities necessary in a competitive and increasingly quality-focused marketplace.
We refer to the AK Steel Merger and AM USA Transaction, together, as the “Acquisitions.”
Recent Developments
On February 11, 2021, we sold 20 million of our common shares and the indirect, wholly owned subsidiary of ArcelorMittal to which approximately 78 million common shares were issued as part of the consideration paid by us in connection with the closing of the AM USA Transaction, as a selling shareholder, sold 40 million common shares, in each case at a price per share to the underwriter of $16.12, in an underwritten public offering, or the Equity Offering. We did not receive any proceeds from the sale of the common shares by the selling shareholder in the Equity Offering. On March 11, 2021, we used the net proceeds to us from the Equity Offering, plus cash on hand, to redeem $322 million aggregate principal amount of our outstanding 9.875% senior secured notes due 2025, or the 9.875% 2025 Senior Secured Notes.

On February 17, 2021, we issued $500 million aggregate principal amount of our 4.625% senior guaranteed notes due 2029, or the 4.625% 2029 Senior Notes, and $500 million aggregate principal amount of our 4.875% senior guaranteed notes due 2031, or the 4.875% 2031 Senior Notes, in an offering that was exempt from the registration requirements of the Securities Act, or the Notes Offering. On March 12, 2021, we used a portion of the net proceeds from the Notes Offering to redeem all of the outstanding 4.875% senior secured notes due 2024, or the 4.875% 2024 Senior Secured Notes, and 6.375% senior guaranteed notes due 2025, or the 6.375% 2025 Senior Notes, issued by Cleveland-Cliffs Inc. and all of the outstanding 7.625% senior notes due 2021, or the 7.625% 2021 AK Senior Notes, 7.50% senior notes due 2023, or the 7.50% 2023 AK Senior Notes, and 6.375% senior notes due 2025, or the 6.375% 2025 AK Senior Notes, issued by AK Steel Corporation (n/k/a Cleveland-Cliffs Steel Corporation), and pay fees and expenses in connection with such redemptions. We intend to use the remaining net proceeds from the Notes Offering to reduce borrowings under our ABL Facility (as defined herein).
We refer to the Equity Offering, the use of the net proceeds to us from the Equity Offering, plus cash on hand, to redeem $322 million aggregate principal amount of our 9.875% Senior Secured Notes on March 11, 2021, the Notes Offering and the use of the net proceeds from the Notes Offering to redeem all of the outstanding 4.875% 2024 Senior Secured Notes, 6.375% 2025 Senior Notes, 7.625% 2021 AK Senior Notes, 7.50% 2023 AK Senior Notes and 6.375% 2025 AK Senior Notes on March 12, 2021, and pay fees and expenses in connection with such redemptions, and reduce borrowings under our ABL Facility, collectively, as the “February 2021 Financing Transactions.”

Our Structure
The following diagram illustrates Cliffs’ organizational structure as of the date of this prospectus. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities.

(1)    Issuer of the existing secured and unsecured senior notes issued by Cliffs, including the Original Notes, borrower under the ABL Facility and future issuer of the Exchange Notes. Cliffs’ 6.25% senior notes due 2040, or the 6.25% 2040 Senior Notes, and 1.50% convertible senior notes due 2025, or the 1.50% 2025 Convertible Senior Notes, are unsecured and are not guaranteed by any of Cliffs’ subsidiaries.
    Cliffs’ 5.75% senior notes due 2025, or the 5.75% 2025 Senior Notes, the 9.875% 2025 Senior Secured Notes, Cliffs’ 6.75% senior secured notes due 2026, or the 6.75% 2026 Senior Secured Notes, Cliffs’ 5.875% senior guaranteed notes due 2027, or the 5.875% 2027 Senior Notes, the 4.625% 2029 Senior Notes, the 4.875% 2031 Senior Notes and the Original Notes are, and the Exchange Notes will be, guaranteed on a senior basis by each of Cliffs’ material direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. The ABL Facility is guaranteed by Cliffs’ material direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. See “Description of Other Indebtedness.”
(2)    AK Steel and the following subsidiaries of AK Steel are guarantors of the 5.75% 2025 Senior Notes, the 9.875% 2025 Senior Secured Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 4.625% 2029 Senior Notes, the 4.875% 2031 Senior Notes, the Original Notes and the ABL Facility and will be guarantors of the Exchange Notes: Cleveland-Cliffs Steel Corporation (f/k/a AK Steel Corporation), Cleveland-Cliffs Steel Management Inc. (f/k/a AH Management, Inc.), Cleveland-Cliffs Investments Inc. (f/k/a AKS Investments, Inc.), Cleveland-Cliffs Steel Properties Inc. (f/k/a AK Steel Properties, Inc.), Cleveland-Cliffs Tubular Components LLC (f/k/a AK Tube LLC), Mountain State Carbon, LLC, PPHC Holdings, LLC, SNA Carbon, LLC, Cannon Automotive Solutions – Bowling Green, Inc., Fleetwood Metal Industries, LLC and Precision Partners Holding Company.
(3)    Issuer of Cleveland-Cliffs Steel Corporation’s (f/k/a AK Steel Corporation) 7.00% senior notes due 2027, or the 7.00% 2027 AK Senior Notes, and guarantor of the 5.75% 2025 Senior Notes, the 9.875% 2025 Senior Secured Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027

Senior Notes, the 4.625% 2029 Senior Notes, the 4.875% 2031 Senior Notes, the Original Notes and the ABL Facility and will be a guarantor of the Exchange Notes.
(4)    Cliffs’ foreign subsidiaries do not guarantee any of Cliffs’ existing notes, including the Original Notes, or the ABL Facility and will not guarantee the Exchange Notes. Cliffs’ main holding company for these foreign subsidiaries, Cleveland-Cliffs International Holding Company, will also not provide a guarantee so long as substantially all of its assets consist of equity interests in one or more foreign subsidiaries. Also, any pledge of Cleveland-Cliffs International Holding Company voting stock will be limited to 65% of the voting equity interests in Cleveland-Cliffs International Holding Company.
(5)    The following subsidiaries of Cliffs are guarantors of the 5.75% 2025 Senior Notes, the 9.875% 2025 Senior Secured Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 4.625% 2029 Senior Notes, the 4.875% 2031 Senior Notes, the Original Notes and the ABL Facility and will be guarantors of the Exchange Notes: Cliffs Mining Company, Cliffs Minnesota Mining Company, Cliffs TIOP Holding, LLC, Cliffs TIOP, Inc., Cliffs TIOP II, LLC, Cliffs UTAC Holding LLC, IronUnits LLC, Lake Superior & Ishpeming Railroad Company, Metallics Sales Company, Northshore Mining Company, Silver Bay Power Company, The Cleveland-Cliffs Iron Company, Tilden Mining Company L.C. and United Taconite LLC. Each of the foregoing subsidiaries of Cliffs are included in Cliffs’ historical consolidated financial data for all periods presented within this prospectus and in the documents incorporated by reference herein.
(6)    Immaterial subsidiaries are limited to Cliffs’ direct and indirect subsidiaries that do not have consolidated total assets or consolidated total revenues in excess of 3.0% (5.0% with respect to the 4.625% 2029 Senior Notes and the 4.875% 2031 Senior Notes) of the consolidated total assets or consolidated total revenues of Cliffs and its subsidiaries as of the most recent balance sheet date or for the most recent four-quarter period, respectively, provided that all immaterial subsidiaries taken together may not have consolidated total assets or consolidated total revenues in excess of 7.5% (10.0% with respect to the 4.625% 2029 Senior Notes and the 4.875% 2031 Senior Notes) of the consolidated total assets or consolidated total revenues, respectively, of Cliffs and its subsidiaries. Immaterial subsidiaries do not guarantee any of Cliffs’ existing notes, including the Original Notes, or the ABL Facility and will not guarantee the Exchange Notes.
(7)    Other non-guarantor subsidiaries are limited to (a) Cliffs’ non-wholly owned subsidiaries to the extent the organizational documents (e.g., joint venture or shareholder agreements) of such subsidiaries prohibit such guarantee and (b) Cliffs’ indirect subsidiary, Wabush Iron Co. Limited.
(8)    Cleveland-Cliffs Steel Holdings Inc., which was formed in connection with the AM USA Transaction to be Cliffs’ main holding company for the entities that compose ArcelorMittal USA, and the following subsidiaries of Cleveland-Cliffs Steel Holdings Inc. are guarantors of the 5.75% 2025 Senior Notes, the 9.875% 2025 Senior Secured Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 4.625% 2029 Senior Notes, the 4.875% 2031 Senior Notes, the Original Notes and the ABL Facility and will be guarantors of the Exchange Notes: Cleveland-Cliffs Steel LLC (f/k/a ArcelorMittal USA LLC), Cleveland-Cliffs Burns Harbor LLC (f/k/a ArcelorMittal Burns Harbor LLC), Cleveland-Cliffs Cleveland Works LLC (f/k/a ArcelorMittal Cleveland LLC), Cleveland-Cliffs Columbus LLC (f/k/a ArcelorMittal Columbus LLC), Cleveland-Cliffs Kote Inc. (f/k/a ArcelorMittal Kote Inc.), Cleveland-Cliffs Kote L.P. (f/k/a I/N Kote L.P.), Cleveland-Cliffs Minorca Mine Inc. (f/k/a ArcelorMittal Minorca Mine Inc.), Cleveland-Cliffs Monessen Coke LLC (f/k/a ArcelorMittal Monessen LLC), Cleveland-Cliffs Plate LLC (f/k/a ArcelorMittal Plate LLC), Cleveland-Cliffs Railways Inc. (f/k/a Mittal Steel USA — Railways Inc.), Cleveland-Cliffs Riverdale LLC (f/k/a ArcelorMittal Riverdale LLC), Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc. (f/k/a ArcelorMittal South Chicago & Indiana Harbor Railway Inc.), Cleveland-Cliffs Steelton LLC (f/k/a ArcelorMittal Steelton LLC), Cleveland-Cliffs Steelworks Railway Inc. (f/k/a ArcelorMittal Cleveland Works Railway Inc.), Cleveland-Cliffs Tek Inc. (f/k/a ArcelorMittal Tek Inc.), Cleveland-Cliffs Tek Kote Acquisition Corporation (f/k/a Tek Kote

Acquisition Corporation), Cleveland-Cliffs Tek L.P. (f/k/a I/N Tek L.P.), Cleveland-Cliffs Weirton LLC (f/k/a ArcelorMittal Weirton LLC) and Mid-Vol Coal Sales, Inc. For summarized financial information regarding the entities that compose ArcelorMittal USA, see Cliffs’ Current Report on Form 8-K/A filed with the SEC on February 8, 2021, which is incorporated by reference herein.
Corporate Information
Our principal executive offices are located at 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315. Our main telephone number is (216) 694-5700, and our website address is www.clevelandcliffs.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

The Exchange Offer
The following summary contains basic information about the Exchange Offer and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the Exchange Offer, including for the meanings of capitalized terms not otherwise defined below, please refer to “The Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $73,298,000 aggregate principal amount of our registered 7.00% senior guaranteed notes due 2027, which we refer to herein as the Exchange Notes, for an equal principal amount of our outstanding restricted 7.00% senior guaranteed notes due 2027 issued in a private transaction exempt from the registration requirements of the Securities Act on March 16, 2020, which we refer to herein as the Original Notes. We refer herein to the Original Notes and the Exchange Notes, collectively, as the Notes. We refer herein to the offer to exchange as the Exchange Offer. The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes and will be issued under the same indenture. Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.
Purpose of the Exchange Offer	The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Original Notes.
Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2021 or on a later date and time to which we extend it. We refer to such time and date as the Expiration Date. Tenders of Original Notes in the Exchange Offer may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. We refer to such date of exchange as the Exchange Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Procedures for Tendering Original Notes
Each holder of Original Notes wishing to participate in the Exchange Offer must follow procedures of The Depository Trust Company’s, or DTC, Automated Tender Offer Program, or ATOP, subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receives, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and pursuant to which DTC confirms that:
•DTC has received instructions to exchange your Original Notes; and
•you agree to be bound by the terms of the letter of transmittal.
See “The Exchange Offer—Procedures for Tendering Original Notes.”

Consequences of Failure to Exchange Original Notes	You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”
Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. The Exchange Offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”
Exchange Agent	U.S. Bank National Association
Certain U.S. Federal Income Tax Considerations	As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.
Risk Factors	You should carefully read and consider the risk factors beginning on page 18 of this prospectus before deciding whether to participate in the Exchange Offer.

The Exchange Notes
The following is a brief summary of the principal terms of the Exchange Notes and is provided solely for your convenience. It is not intended to be complete. For a more detailed description of the Exchange Notes, see “Description of the Notes.”

Issuer	Cleveland-Cliffs Inc.
Securities Offered	Up to $73,298,000 aggregate principal amount of Exchange Notes.
Maturity Date	March 15, 2027.
Interest Rate	The Exchange Notes will bear interest at 7.00% per year.
Accrual of Interest	The Exchange Notes will accrue interest from (and including) the most recent date on which interest has been paid on the Original Notes accepted in the Exchange Offer.
Interest Payment Dates	Interest will be payable in cash on March 15 and September 15 of each year, commencing on September 15, 2021. If the record date for the first interest payment date occurs on or prior to the Exchange Date, the record date for the first interest payment date will be deemed the close of business on the business day immediately prior to such interest payment date.
Optional Redemption	We may redeem any of the Notes beginning on March 15, 2022. The initial redemption price is 103.500% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline each year after 2022 and will be 100% of their principal amount, plus accrued interest, beginning on March 15, 2025. We may also redeem some or all of the Notes at any time and from time to time prior to March 15, 2022 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”
Change of Control	Upon certain change of control triggering events, we will be required to make an offer to purchase the Notes. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. We may not have sufficient funds available at the time of any change of control triggering event to make any required debt repayment (including repurchases of the Notes). See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

Ranking
The Exchange Notes and the related guarantees:
•will be general unsecured senior obligations of Cliffs and the Guarantors;
•will rank equally in right of payment with all existing and future senior unsecured indebtedness of Cliffs and the Guarantors (including the Original Notes), and any guarantees thereof by the Guarantors;
•will rank senior in right of payment to all existing and future subordinated indebtedness of Cliffs and the Guarantors;
•will be effectively subordinated to Cliffs’ and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;
•will be structurally senior to existing and future indebtedness of Cliffs that is not guaranteed by each Guarantor; and
•will be structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries of Cliffs that do not guarantee the Notes.
On a pro forma basis, after giving effect to the Acquisitions, and on a continuing operations basis, our non-Guarantor subsidiaries would have accounted for 3% of our consolidated revenue and approximately 15% of our consolidated net loss for the year ended December 31, 2020. As of December 31, 2020, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, our non-Guarantor subsidiaries would have accounted for approximately 9% of our consolidated assets and less than 1% of our consolidated long-term debt.

Certain Covenants
The indenture governing the Notes contains covenants that, among other things, limit Cliffs’ and its subsidiaries’ ability to:
•create liens on our property that secure indebtedness;
•enter into certain sale and leaseback transactions; and
•merge, consolidate or amalgamate with another company.
These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”
Governing Law	The Notes, the guarantees thereof and the indenture governing the Notes are governed by the laws of the State of New York.
Trustee, Registrar and Paying Agent	U.S. Bank National Association.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by the holders of the Original Notes before tendering their Original Notes in the Exchange Offer and investing in the Exchange Notes.

Summary Historical Consolidated Financial Data of Cliffs
The table below sets forth our summary historical consolidated financial and other statistical data for the periods presented. We derived the summary historical consolidated financial data and other statistical data as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 from our audited consolidated financial statements, which are incorporated by reference into this prospectus. The summary historical consolidated financial data and other statistical data as of December 31, 2018 are derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus. Summary historical consolidated financial and other statistical data should be read in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference into this prospectus.
The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2020, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and accompanying notes included in the reports incorporated by reference into this prospectus.

	(In Millions, except per share amounts)
	Year Ended December 31,
	2020(a)	2019	2018(b)
Financial data
Revenues	$5,319	$1,990	$2,332
Realization of deferred revenue	$35	$—	$—
Income (loss) from continuing operations	$(82)	$295	$1,040
Income (loss) from discontinued operations, net of tax	$1	$(2)	$88
Earnings (loss) per common share attributable to Cliffs common shareholders – basic
Continuing operations	$(0.32)	$1.07	$3.50
Discontinued operations	—	(0.01)	0.30
Earnings (loss) per common share attributable to Cliffs common shareholders – basic	$(0.32)	$1.06	$3.80
Earnings (loss) per common share attributable to Cliffs common shareholders – diluted
Continuing operations	$0.32	$1.04	$3.42
Discontinued operations	—	(0.01)	0.29
Earnings (loss) per common share attributable to Cliffs common shareholders – diluted	$0.32	$1.03	$3.71
Total assets	$16,771	$3,504	$3,530
Long-term debt obligations (including finance leases)	$5,634	$2,145	$2,105

	(In Millions, except per share amounts)
	Year Ended December 31,
	2020(a)	2019	2018(b)
Financial data (continued)
Cash dividends declared to common shareholders
- Per share	$0.06	$0.27	$0.05
- Total	$25	$75	$15
Repurchases of common shares	$—	$(253)	$(48)
Common shares outstanding – basic (millions)
- Average for period	379	277	297
- At period-end	478	270	293

	(In Millions)
	Year Ended December 31,
	2020(a)	2019	2018(b)
Sales statistics
Third-Party Sales tonnage
- Steel (net tons)	3.8	—	—
- Iron Ore (long tons)	11.7	18.6	20.6

	(In Millions)
	Year Ended December 31,
	2020(a)	2019	2018(b)
Reconciliation of Net Income to EBITDA to Total Cliffs Adjusted EBITDA
Net income (loss)	$(81)	$293	$1,128
Less:
Interest expense, net	(238)	(101)	(121)
Income tax benefit (expense)	111	(18)	460
Depreciation, depletion and amortization	(308)	(85)	(89)
Total EBITDA	$354	$497	$878
Less:
EBITDA of noncontrolling interests	$56	$—	$—
Impact of discontinued operations	1	(1)	121
Gain (loss) on extinguishment of debt	130	(18)	(7)
Severance costs	(38)	(2)	—
Acquisition-related costs	(52)	(7)	—
Amortization of inventory step-up	(96)	—	—
Foreign exchange remeasurement	—	—	(1)
Impairment of long-lived assets	—	—	(1)
Total Cliffs Adjusted EBITDA	$353	$525	$766

(a)During 2020, Cliffs completed the AK Steel Merger on March 13, 2020 and the AM USA Transaction on December 9, 2020. Results for 2020 include the results subsequent to the respective acquisition dates.
(b)During 2018, Cliffs recorded an income tax benefit of $475 million, primarily related to the release of the valuation allowance in the U.S. Additionally, on January 1, 2018, Cliffs adopted Accounting Standards Codification, or ASC, Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, and applied it to all contracts that were not completed using the modified retrospective method. Cliffs recognized the cumulative effect of initially applying ASC Topic 606 as an adjustment of $34 million to the opening balance of retained deficit.

Summary Historical Financial Data of ArcelorMittal USA LLC and Affiliates
The table below sets forth summary historical financial data of ArcelorMittal USA LLC and other former wholly owned subsidiaries of ArcelorMittal that were acquired by Cliffs in connection with the AM USA Transaction as of and for (i) the years ended December 31, 2019 and 2018 and (ii) the nine months ended September 30, 2020 and 2019. The summary historical condensed combined consolidated financial data as of and for each of the years ended December 31, 2019 and 2018 have been derived from audited combined consolidated financial statements for “ArcelorMittal USA LLC and Affiliates,” which are incorporated by reference into this prospectus. The summary historical condensed combined consolidated financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 have been derived from unaudited condensed combined consolidated financial statements for “ArcelorMittal USA LLC and Affiliates,” which are incorporated by reference herein. The interim unaudited financial data have been prepared on the same basis as the audited financial data and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of full-year results.
The information set forth below is not necessarily indicative of future results and should be read together with the consolidated financial statements and accompanying notes included in the reports incorporated by reference into this prospectus.

	(In Millions, except as otherwise noted)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Statement of Operations Data
Net sales	$10,169	$11,334	$5,629	$8,001
Operating income (loss)	(126)	613	(725)	63
Net income (loss)	(79)	585	(702)	54

Other Data
Total flat-rolled shipments (in thousands of net tons)	11,220	12,040	7,234	8,588
Selling price per flat-rolled net ton (in dollars)	$774	$828	$662	$800
Total other steel shipments (in thousands of net tons)	1,310	1,128	837	990

Balance Sheet Data
Total assets	$9,398	$9,703	$8,380
Long-term debt	—	—	—

	(In Millions)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Reconciliation of Adjusted EBITDA
Net income attributable to ArcelorMittal USA	$(79)	$585	$(702)	$54
Less:
Interest and other financing expense, third party	(100)	(104)	(50)	(81)
Interest income, related party	146	137	103	110
Interest income, third party	7	4	1	6
Benefit (provision) for income taxes	53	(2)	3	—
Depreciation and amortization	(359)	(356)	(309)	(262)
EBITDA	174	906	(450)	281
Less:
Derivative timing adjustment	37	77	10	26
IFA fee & misc. corporate chargebacks (a)	(129)	(154)	(98)	(104)
Asset impairments	(21)	—	(26)	—
Onerous contracts	(21)	2	(3)	(59)
Adjusted EBITDA	$308	$981	$(333)	$418

(a)The impact of reversal of the fees charged for management, financial and legal services, and research and development under the Industrial Franchise Agreement, dated January 1, 2015, between ArcelorMittal USA LLC and its former parent, or the Industrial Franchise Agreement, net of income from right to use intellectual property.

Summary Historical Financial Data of I/N Kote
The table below sets forth summary historical financial data of I/N Kote as of and for (i) the years ended December 31, 2019 and 2018 and (ii) the nine months ended September 30, 2020 and 2019. The summary historical financial data as of and for each of the years ended December 31, 2019 and 2018 have been derived from audited financial statements for “I/N Kote,” which are incorporated by reference into this prospectus. The summary historical financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 have been derived from unaudited condensed financial statements for “I/N Kote,” which are incorporated by reference herein. The interim unaudited financial data have been prepared on the same basis as the audited financial data and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of full-year results.
The information set forth below is not necessarily indicative of future results and should be read together with the financial statements and accompanying notes included in the reports incorporated by reference into this prospectus.

	(In Millions, except as otherwise noted)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Statement of Operations Data
Net sales	$498	$553	$265	$365
Operating income	38	41	21	30
Net income	38	41	21	29

Other Data
Total flat-rolled shipments (in thousands of net tons)	490	567	288	375
Selling price per flat-rolled net ton (in dollars)	$1,017	$976	$920	$973

Balance Sheet Data
Total assets	$210	$221	$248
Long-term debt (a)	15	17	10

(a)Includes the current portion of long-term debt.

	(In Millions)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Reconciliation of Adjusted EBITDA
Net income attributable to I/N Kote	$38	$41	$21	$29
Less:
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	(6)	(7)	(4)	(4)
EBITDA	$44	$48	$25	$33
Adjusted EBITDA (a)	$44	$48	$25	$33

(a)All adjustments to EBITDA are nil.

Summary Historical Financial Data of I/N Tek
The table below sets forth summary historical financial data of I/N Tek as of and for (i) the years ended December 31, 2019 and 2018 and (ii) the nine months ended September 30, 2020 and 2019. The summary historical financial data as of and for each of the years ended December 31, 2019 and 2018 have been derived from audited financial statements for “I/N Tek,” which are incorporated by reference into this prospectus. The summary historical financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 have been derived from unaudited condensed financial statements for “I/N Tek,” which are incorporated by reference herein. The interim unaudited financial data have been prepared on the same basis as the audited financial data and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of full-year results.
The information set forth below is not necessarily indicative of future results and should be read together with the financial statements and accompanying notes included in the reports incorporated by reference into this prospectus.

	(In Millions, except as otherwise noted)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Statement of Operations Data
Net sales	$167	$168	$108	$124
Operating income	68	65	44	50
Net income	66	63	44	49

Other Data
Total flat-rolled shipments (in thousands of net tons)	1,319	1,428	733	1,003
Selling price per flat-rolled net ton (in dollars)	$127	$117	$147	$123

Balance Sheet Data
Total assets	$169	$160	$166
Long-term debt (a)	38	42	26

(a)Includes the current portion of long-term debt.

	(In Millions)
	Year Ended December 31,		Nine Months Ended September 30,
	2019	2018	2020	2019
Reconciliation of Adjusted EBITDA
Net income attributable to I/N Tek	$66	$63	$44	$49
Less:
Interest expense, net	(1)	(1)	—	(1)
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization	(9)	(9)	(6)	(6)
EBITDA	76	73	50	56
Adjusted EBITDA (a)	$76	$73	$50	$56

(a)All adjustments to EBITDA are nil.

Summary Unaudited Pro Forma Condensed Combined Financial Data
The following table presents summary unaudited pro forma condensed combined financial data of Cliffs after giving effect to the Acquisitions, which is referred to as the “summary pro forma financial data.” The information under “Pro Forma Statements of Income Data” and “Pro Forma Adjusted EBITDA” in the tables below gives effect to the Acquisitions as if they had been consummated on January 1, 2020, the beginning of the earliest period for which unaudited pro forma condensed combined financial data have been presented. This pro forma financial data was prepared using the acquisition method of accounting with Cliffs considered the accounting acquirer in each of the Acquisitions.
The summary pro forma financial data reflects preliminary pro forma adjustments that have been made solely for the purpose of providing the summary pro forma financial data presented in this prospectus. Cliffs estimated the fair value of AK Steel’s and ArcelorMittal USA’s assets and liabilities based on discussions with AK Steel’s and ArcelorMittal USA’s management, due diligence information, preliminary valuation analyses performed by a third-party specialist and reviewed by Cliffs, information presented in AK Steel’s SEC filings and other publicly available information. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.
Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the pro forma financial data may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of income due to adjustments in depreciation and amortization of the adjusted assets or liabilities and related deferred income tax effects. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the pro forma financial data.
The information presented below should be read in conjunction with the historical financial statements and related notes incorporated by reference into this prospectus, and with the unaudited pro forma condensed combined financial statements of Cliffs, including the related notes, incorporated by reference into this prospectus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Acquisitions been completed on the dates indicated, or of the future operating results or financial position of the combined company following the Acquisitions. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.”

(In Millions, except per share amounts)
Year Ended December 31, 2020
Pro Forma Statements of Income Data:
Revenues from product sales and services	$12,837
Loss from continuing operations	$(820)
Income from discontinued operations, net of tax	$1
Earnings (loss) per common share attributable to common shareholders
Basic	$(1.82)
Diluted	$(1.82)
Cash dividends declared to common shareholders (a)	N/A
Cash dividends declared to preferred shareholders (a)	N/A

(a)Pro forma dividends per share data is not presented, as the dividend per share for the combined company will be determined by the board of directors of the combined company.

The following table reconciles pro forma net income to Pro Forma Adjusted EBITDA.

(In Millions)
Pro Forma Year Ended December 31, 2020
Pro Forma Adjusted EBITDA:
Net income (loss)	$(819)
Less:
Interest expense, net	(317)
Income tax benefit	439
Depreciation, depletion and amortization	(593)
EBITDA	(348)
Less:
EBITDA of noncontrolling interests	65
Asset impairments	(26)
Impact of discontinued operations	1
Gain (loss) on extinguishment of debt	130
Inventory step-up	(362)
Onerous contracts	(42)
Acquisition-related costs	(55)
Severance costs	(50)
Pro Forma Adjusted EBITDA	(9)
Expected synergies not already realized	242
Pro Forma Adjusted EBITDA (inclusive of expected synergies)	$233

RISK FACTORS
The terms of the Exchange Notes will be identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. You should carefully consider the risks described below and all of the information contained in and incorporated by reference into this prospectus before making a decision on whether or not to participate in the Exchange Offer. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Disclosure Regarding Forward-Looking Statements” in this prospectus.
Risks Relating to the Notes
Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the Notes.
As of December 31, 2020, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, we would have had approximately $5.4 billion of indebtedness outstanding, approximately $2.8 billion of which would have been secured indebtedness (excluding $247 million of outstanding letters of credit and $335 million of finance leases), and approximately $79 million of cash on our balance sheet. In addition, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, we would have had up to $1.3 billion of committed borrowing capacity, subject to a borrowing base limitation and less letters of credit expected to be outstanding, under our ABL Facility. Our level of indebtedness could have important consequences to you. For example, it could:
•require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;
•increase our vulnerability to adverse economic or industry conditions;
•limit our ability to obtain additional financing in the future to enable us to react to changes in our business;
•place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness; or
•limit our ability to pay dividends on or purchase or redeem our capital stock.
Our liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt. However, we may not be able to obtain any such new or additional debt on favorable terms or at all.
Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default, which, if not cured or waived, would have a material adverse effect on us.

Despite our current debt levels, we and our subsidiaries may still incur significant additional debt, and the indenture governing the Notes does not restrict our ability to engage in other transactions that may adversely affect holders of the Notes.
The indenture governing the Notes does not limit the amount of unsecured debt that we may incur and only limits the amount of secured debt that we may incur. Accordingly, we and our subsidiaries may be able to incur substantial additional debt, including a limited amount of secured debt, in the future. The indenture also does not prevent us from incurring certain other liabilities that do not constitute debt (as defined in the indenture). Non-Guarantor subsidiaries, which include our foreign subsidiaries and certain excluded domestic subsidiaries, may incur additional debt in accordance with the indenture, which debt (as well as other liabilities at any such subsidiary) would be structurally senior to the Notes. As of December 31, 2020, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, the non-Guarantor subsidiaries would have accounted for approximately 9% of our consolidated assets and less than 1% of our consolidated long-term debt. On an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, we would have had approximately $2.8 billion of secured indebtedness and $1.9 billion of availability under the ABL Facility based on a maximum borrowing base capacity of $3.5 billion, all of which would be secured indebtedness if drawn, as of December 31, 2020. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. In addition, the indenture does not contain any financial covenants or other provisions that would afford the holders of the Notes any substantial protection in the event we participate in a highly leveraged transaction. The indenture also does not limit our ability to pay dividends, make distributions, repurchase our common shares or redeem our preferred shares. Any such transaction could adversely affect you.
Restrictive covenants in the indenture governing the Notes and the agreements governing our other indebtedness restrict our ability to operate our business.
The indenture governing the Notes and agreements governing our other outstanding indebtedness and indebtedness we may incur in the future contain or may contain covenants that restrict our ability to, among other things, incur additional debt, pay dividends, make investments, enter into transactions with affiliates, merge or consolidate with other entities or sell all or substantially all of our assets.
For example, the restrictions in the agreements governing our other indebtedness limit our ability, among other things, to:
•pay dividends on or purchase or redeem our capital stock;
•incur debt;
•prepay and modify certain debt;
•merge, acquire other entities, enter into joint ventures and partnerships;
•sell assets;
•make investments in other persons;
•change the nature of the business;
•incur liens or encumbrances; and

•enter into certain transactions with affiliates.
Additionally, the restrictions in the indenture governing the Notes limit our ability, among other things, to: incur certain secured indebtedness; enter into certain sale and leaseback transactions; and merge, consolidate or amalgamate with another company.
As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
We may not be able to generate sufficient cash to service all of our debt, including the Notes, and may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the Notes, and to fund planned capital expenditures and expansion efforts and any strategic alliances or acquisitions we may make in the future depends on our ability to generate cash in the future and our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt, including the Notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our debt, including the Notes. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. These measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Further, we may need to refinance all or a portion of our debt on or before maturity, and we cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.
The guarantees of the Notes provided by the Guarantors may not be enforceable and, under specific circumstances, federal and state statutes may allow courts to void the Notes guarantees and require holders of Notes to return payments received from the Guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee, and one of the following is also true:
•such guarantor was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee;
•such guarantor was engaged in business or a transaction, or was about to engage in business or a transaction, for which property remaining with the guarantor was an unreasonably small capital; or
•such guarantor intended to incur, or believed that it would incur, debts that would be beyond the guarantor’s ability to pay as those debts matured.

A guarantee could also be deemed a fraudulent transfer if it was given with actual intent to hinder, delay or defraud any entity to which the guarantor was or became, on or after the date the guarantee was given, indebted.
The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor or grantor would be considered insolvent if, at the time it incurred indebtedness:
•the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;
•the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability with respect to its existing debts, including contingent liabilities, as they become absolute and mature; or
•it could not pay its debts as they become due.
We cannot predict:
•what standard a court would apply in order to determine whether a Guarantor was insolvent as of the date it issued a guarantee or whether, regardless of the method of valuation, a court would determine that the Guarantor was insolvent on that date; or
•whether a court would determine that the payments under a guarantee would constitute fraudulent transfers or fraudulent conveyances on other grounds.
The indenture governing the Notes contains a “savings clause” intended to limit each Guarantor’s liability under its Notes guarantee to the maximum amount that it could incur without causing the Notes guarantee to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.
If a Notes guarantee by a Guarantor is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the Guarantor. In such case, any payment by the Guarantor pursuant to its Notes guarantee could be required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor. If a Notes guarantee is voided or held unenforceable for any other reason, holders of the Notes would cease to have a claim against the Guarantor based on the Notes guarantee and would be creditors only of Cliffs and any Guarantor whose Notes guarantee was not similarly voided or otherwise held unenforceable.
In addition, enforcement of any of these guarantees against any Guarantor will be subject to certain defenses available to guarantors. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its guarantee.
Not all of our subsidiaries guarantee the Notes, and the assets of our non-Guarantor subsidiaries may not be available to make payments on the Notes.
Not all of our subsidiaries are required to guarantee the Notes. On a pro forma basis, after giving effect to the Acquisitions, and on a continuing operations basis, our non-Guarantor subsidiaries would have accounted for 3% of our consolidated revenue and approximately 15% of our consolidated net loss for the year ended December 31, 2020. As of December 31, 2020, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, our non-Guarantor subsidiaries would have accounted for approximately 9% of our consolidated assets and less than 1% of our consolidated long-term debt. In the event that any non-Guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and other liabilities (including its trade creditors) generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Our subsidiaries that do not guarantee the Notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Consequently, your claims in respect of the Notes will be effectively subordinated to all of the liabilities of our non-Guarantor subsidiaries, including trade payables, and any claims of third-party holders of preferred equity interests, if any, in our non-Guarantor subsidiaries.
Our non-Guarantor subsidiaries may incur obligations that will constrain the ability of our subsidiaries to provide us with cash, which may affect our ability to make payments on our indebtedness, including the Notes.
Our cash flows and our ability to service our debt, including our ability to pay the interest on and principal of the Notes when due, will be dependent upon cash dividends and other distributions or other transfers from our subsidiaries. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Dividends, loans and advances to us from our non-Guarantor subsidiaries may be restricted by covenants in certain debt agreements. Additionally, to the extent our cash is held outside of the United States, repatriation of such cash could be negatively impacted by potential foreign and domestic taxes. If our non-Guarantor subsidiaries incur obligations with these restrictive covenants, it will constrain the ability of our non-Guarantor subsidiaries to provide us with cash, which may affect our ability to make payments on the Notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.
We may not be able to repurchase the Notes upon a change of control triggering event.
Upon a change of control triggering event, as defined under the indenture governing the Notes, the holders of Notes will have the right to require us to offer to repurchase all of the Notes then outstanding at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The source of funds for any such repurchase of the Notes will be our available cash or cash generated from operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control triggering event because we may not have sufficient financial resources, including the ability to arrange necessary financing on acceptable terms or at all, to repurchase all of the Notes that are tendered upon a change of control triggering event. Our failure to offer to repurchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture governing the Notes, which may further limit our ability to purchase all outstanding Notes upon a change of control triggering event.
Investors may not be able to determine when a change of control giving rise to their right to have the Notes repurchased by us has occurred following a sale of “substantially all” of our assets.
Specific kinds of change of control events require us to make an offer to repurchase all outstanding Notes. The definition of “change of control” under the indenture governing the Notes includes a clause relating to the sale, lease or transfer of “all or substantially all” of the assets of Cliffs and its subsidiaries, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of Cliffs and its subsidiaries, taken as a whole, to another individual, group or entity may be uncertain.
An active trading market for the Exchange Notes may not develop.
There is no existing market for the Exchange Notes and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the market for similar debt securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•the time remaining to the maturity of the Exchange Notes;
•the outstanding amount of the Exchange Notes;
•the terms related to optional redemption of the Exchange Notes; and
•the level, direction and volatility of market interest rates generally.
If you fail to exchange your Original Notes, they will continue to be restricted securities and will likely become less liquid.
Original Notes that you do not tender, or we do not accept, will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Original Notes” and “The Exchange Offer—Conditions to the Exchange Offer.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer of the Original Notes being tendered and an agent’s message from DTC.
Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in the Exchange Offer, we expect that the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. If you do not tender your Original Notes, following the Exchange Offer, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes is likely to be adversely affected.
We may choose to redeem the Notes prior to maturity.
We may redeem some or all of the Notes at any time. See “Description of the Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.
Credit rating agencies could downgrade our ratings either due to factors specific to our business, a prolonged cyclical downturn in the steel and mining industries, or macroeconomic trends (such as global or regional recessions) and trends in credit and capital markets more generally. Any decline in our credit ratings would likely result in an increase to our cost of financing, limit our access to the capital markets, significantly harm our financial condition and results of operations, hinder our ability to refinance existing indebtedness on acceptable terms and have an adverse effect on the market price of our securities.

USE OF PROCEEDS
The Exchange Offer is intended to satisfy our obligation under the registration rights agreement relating to the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The terms of the Exchange Notes will be identical in all material respects to the form and terms of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
We are making the Exchange Offer to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the Original Notes.
Terms of the Exchange Offer
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of the Exchange Notes will be substantially identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes. The Exchange Notes will be entitled to the benefits of the indenture under which the Original Notes were issued. See “Description of the Notes.”
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. As of March 12, 2021, there was $73,298,000 aggregate principal amount of Original Notes outstanding. Original Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ businesses and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.
If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.
Expiration Date; Extensions; Termination; Amendments
The Exchange Offer expires on the Expiration Date, which is 5:00 p.m., New York City time, on                , 2021 unless we, in our sole discretion, extend the period during which the Exchange Offer is open.

We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank National Association, the exchange agent, and by public announcement communicated by no later than 5:00 p.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to Business Wire or other wire service. During any extension of the Exchange Offer, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.
The Exchange Date will promptly follow the Expiration Date. We expressly reserve the right to:
•extend the Exchange Offer, delay acceptance of Original Notes due to an extension of the Exchange Offer or terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the conditions set forth under “—Conditions to the Exchange Offer” shall not have occurred and shall not have been waived by us; and
•amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.
If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offer, which would include any waiver of a material condition thereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material amendment or change, as applicable.
Unless we terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, we will issue to the exchange agent Exchange Notes in exchange for Original Notes validly tendered, not validly withdrawn and accepted for exchange promptly after the Expiration Date. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”
This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed or sent by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.
Procedures for Tendering Original Notes
To participate in the Exchange Offer, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.
If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.
All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede &Co., the nominee of DTC. You may tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.
By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither we, the exchange agent, the Trustee, nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offer.
In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.
If we do not accept any tendered Original Notes for exchange or if the Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.
Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”
Terms and Conditions Contained in the Letter of Transmittal
The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.
The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.
Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the Original Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, thereby certify that:
•it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
•the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;
•the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in a distribution of the Exchange Notes issued to the transferor; and
•the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Withdrawal Rights
Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name of the holder, the principal amount of Original Notes delivered for exchange, a statement that such holder is withdrawing such holder’s election to have such Original Notes exchanged and the number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties. None of the Company, the exchange agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of tenders, or incur any liability for failure to give any such notification.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not validly withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.
The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offer.
Conditions to the Exchange Offer
Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to Business Wire or other wire service, or, at our option, modify or otherwise amend the Exchange Offer, if, in our reasonable determination:
•there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:
◦seeking to restrain or prohibit the making or consummation of the Exchange Offer;
◦assessing or seeking any damages as a result thereof; or
◦resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; or
•the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.
These conditions are for our sole benefit and may be asserted by us with respect to the entirety or any portion of the Exchange Offer regardless of the circumstances, including any action or inaction by us giving rise to the condition, or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offer.
Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.
In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the indenture under which the Original Notes were issued under the Trust Indenture Act of 1939.

Exchange Agent
U.S. Bank National Association has been appointed as the exchange agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:
By Overnight Delivery or Mail (Registered or Certified Mail Recommended):
U.S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service. The Trustee and the exchange agent are not responsible for and make no representation as to the validity, accuracy or adequacy of this prospectus and any of its contents, and are not responsible for any of our statements or the statements of any other person in this prospectus or in any document issued or used in connection with it or the Exchange Offer. The Trustee and the exchange agent make no recommendation to any holder whether to tender Original Notes pursuant to the Exchange Offer or to take any other action.
Solicitation of Tenders; Expenses
We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.
No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.
The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offer in any jurisdiction.
Appraisal or Dissenters’ Rights
Holders of Original Notes will not have appraisal or dissenters’ rights in connection with the Exchange Offer.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of Original Notes to us and the issuance of Exchange Notes in the Exchange Offer—unless we are instructed to issue or cause to be issued Exchange Notes, or Original Notes not tendered or accepted in the Exchange Offer are requested to be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.
Income Tax Considerations
We advise you to consult your own tax advisors as to your particular circumstances and the effects of any U.S. federal, state, local or non-U.S. tax laws to which you may be subject.
The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.
As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.
Consequences of Failure to Exchange
As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.
UPON COMPLETION OF THE EXCHANGE OFFER, DUE TO THE RESTRICTIONS ON TRANSFER OF THE ORIGINAL NOTES AND THE ABSENCE OF SIMILAR RESTRICTIONS APPLICABLE TO THE EXCHANGE NOTES, IT IS HIGHLY LIKELY THAT THE MARKET, IF ANY, FOR ORIGINAL NOTES WILL BE LESS LIQUID THAN THE MARKET FOR EXCHANGE NOTES. CONSEQUENTLY, HOLDERS OF ORIGINAL NOTES WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER COULD EXPERIENCE SIGNIFICANT DIMINUTION IN THE VALUE OF THEIR ORIGINAL NOTES COMPARED TO THE VALUE OF THE EXCHANGE NOTES.

DESCRIPTION OF OTHER INDEBTEDNESS
The following summaries of certain provisions of our indebtedness do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.
Asset-Based Revolving Credit Facility
    On March 13, 2020, in connection with the AK Steel Merger, we entered into an asset-based revolving credit facility, or the ABL Facility, with various financial institutions to replace and refinance Cliffs’ existing asset-based revolving credit facility and AK Steel Corporation’s (n/k/a Cleveland-Cliffs Steel Corporation) former revolving credit facility. The ABL Facility will mature upon the earlier of March 13, 2025 and 91 days prior to the maturity of certain other material debt, and initially provided for up to $2.0 billion in borrowings, including a $555 million sublimit for the issuance of letters of credit and a $125 million sublimit for swingline loans. Availability under the ABL Facility is limited to an eligible borrowing base, as applicable, determined by applying customary advance rates to eligible accounts receivable, inventory and certain mobile equipment.
    On March 27, 2020, the ABL Facility was amended to, among other things, provide for a new first-in, last-out, or FILO, tranche of revolver commitments in the aggregate amount of $150 million by exchanging existing tranche A revolver commitments under the ABL Facility. The total commitments under the ABL Facility after giving effect to the amendment remained at $2.0 billion. The terms and conditions (other than the pricing) that apply to the FILO tranche are substantially the same as the terms and conditions that apply to the tranche A revolver commitments under of the ABL Facility immediately prior to the amendment.
    On December 9, 2020, we entered into a second amendment to the ABL Facility, or the ABL Amendment, with various financial institutions. The ABL Amendment modified the ABL Facility to, among other things, increase the amount of tranche A revolver commitments available thereunder by an additional $1.5 billion and increase certain dollar baskets related to certain negative covenants that apply to the ABL Facility. After giving effect to the ABL Amendment, the aggregate principal amount of tranche A revolver commitments under the ABL Facility is $3.35 billion and the aggregate principal amount of tranche B revolver commitments under the ABL Facility remains at $150 million.
Guarantees
    The ABL Facility and certain bank products and hedge obligations are guaranteed by Cliffs and certain of its existing wholly owned U.S. subsidiaries and are required to be guaranteed by certain of Cliffs’ future wholly owned U.S. subsidiaries. Amounts outstanding under the ABL Facility and certain bank and hedging obligations are secured by (i) a first-priority security interest in the ABL Priority Collateral (as defined in the ABL Facility) and (ii) a second-priority security interest in the Fixed Asset Priority Collateral (as defined in the ABL Facility).
    The ABL Priority Collateral generally consists of the following assets: accounts receivable and other rights to payment, inventory, as-extracted collateral, investment property, tax refunds, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets, letter of credit rights and proceeds and products of each of the foregoing.
Interest Rates
    Borrowings under the ABL Facility bear interest, at Cliffs’ option, at a base rate, or, if certain conditions are met, a LIBOR rate, in each case plus an applicable margin. The base rate is equal to the greater of the federal funds rate plus ½ of 1%, the LIBOR rate based on a one-month interest period plus

1.25%, the floating rate announced by Bank of America, N.A. as its “prime rate” and 1%. The LIBOR rate is a per annum fixed rate equal to LIBOR with respect to the applicable interest period and amount of the LIBOR rate loan that is requested.
Optional and Mandatory Prepayments
    Optional Prepayments: Optional prepayment is permitted at any time, in whole or in part, without premium or prepayment penalty, other than customary breakage costs.
    Mandatory Prepayments: If at any time the outstanding amount of loans under the ABL Facility exceeds the borrowing base established thereunder, as applicable, then prepayment is mandatory to the extent of the excess.
Covenants
    The ABL Facility contains affirmative and negative covenants customary for such financings including, but not limited to, covenants limiting Cliffs’ ability to:
•pay dividends on or purchase or redeem Cliffs’ capital stock;
•incur certain debt;
•prepay and modify certain debt;
•merge, acquire other entities, enter into joint ventures and partnerships;
•sell or dispose of certain assets;
•make certain investments in other persons;
•change the nature of the business or accounting methods;
•incur certain liens or encumbrances; and
•enter into certain transactions with affiliates.
    Additionally, the ABL Facility requires Cliffs and certain of Cliffs’ consolidated subsidiaries, collectively, to meet a springing minimum fixed charge coverage ratio. If the average excess availability under the ABL Facility is less than the greater of (x) $175 million and (y) 10% of the line cap (generally defined as the lesser of the maximum revolver amount and the borrowing base as of such date), then Cliffs will have to maintain a fixed charge coverage ratio (which is generally the ratio of EBITDA (as defined in the ABL Facility) less capital expenditures and other agreed deductions to fixed charges) measured on a quarter-end basis of equal to or greater than 1.0:1.0 until excess availability is not less than the greater of (x) $175 million and (y) 10% of the line cap under the ABL Facility for 30 consecutive days.
Default
    The ABL Facility contains events of default customary for such financings, including:
•failure to make payments under the ABL Facility;
•failure to comply with the covenants under the ABL Facility;
•entry of a material judgment against the loan parties or their subsidiaries;
•bankruptcy;

•cross default to material indebtedness;
•failure to make payments under certain pension and multi-employer plans;
•material misrepresentations;
•change in control; and
•default under the related loan documents.
EDC Revolving Facility
    On November 9, 2020, our Canadian subsidiaries Fleetwood Metal Industries Inc. and The Electromac Group Inc. entered into a new revolving facility, or the EDC Revolving Facility, with Export Development Canada. The EDC Revolving Facility enables our Tooling and Stamping business to finance the purchase of tooling and related equipment to manufacture and process long lead-time parts for our automotive customers. The EDC Revolving Facility provides for up to $40 million in borrowings and expires in November 2022. Borrowings under the EDC Revolving Facility bear interest at a LIBOR rate plus a base rate. The EDC Revolving Facility is secured by the assets of Fleetwood Metal Industries Inc. and The Electromac Group Inc. and is fully guaranteed by Cliffs. As of December 31, 2020, we had outstanding borrowings under the EDC Revolving Facility of $18 million.
Cliffs Senior Notes
    As of March 12, 2021, Cliffs had an aggregate principal amount of $4,118 million of senior notes outstanding (excluding $92 million aggregate principal amount of industrial revenue bonds, or IRBs, due 2024 through 2028). The specific principal amounts, maturity and interest rates of these debt securities are set forth in the following table:

Principal Amount (In Millions)
1.50% 2025 Convertible Senior Notes	$296
5.75% 2025 Senior Notes	396
9.875% 2025 Senior Secured Notes(1)	633
6.75% 2026 Senior Secured Notes	845
5.875% 2027 Senior Notes	556
Original Notes	73
7.00% 2027 AK Senior Notes(2)	56
4.625% 2029 Senior Notes(3)	500
4.875% 2031 Senior Notes(3)	500
6.25% 2040 Senior Notes	263
Total(4)	$4,118

(1)On March 11, 2021, we used the net proceeds to us from the Equity Offering, plus cash on hand, to redeem $322 million aggregate principal amount of the 9.875% 2025 Senior Secured Notes. See “Summary—Recent Developments.”
(2)Issued by Cleveland-Cliffs Steel Corporation (f/k/a AK Steel Corporation).

(3)On March 12, 2021, we used a portion of the net proceeds from the Notes Offering to redeem all of our outstanding 4.875% 2024 Senior Secured Notes, 6.375% 2025 Senior Notes, 7.625% 2021 AK Senior Notes, 7.50% 2023 AK Senior Notes and 6.375% 2025 AK Senior Notes, and pay fees and expenses in connection with such redemptions. See “Summary—Recent Developments.”
(4)Does not include $92 million aggregate principal amount of Cleveland-Cliffs Steel Corporation’s (f/k/a AK Steel Corporation) IRBs due 2024 through 2028 outstanding as of March 12, 2021.

DESCRIPTION OF THE NOTES
The Original Notes were, and the Exchange Notes will be, issued under an indenture dated as of March 16, 2020, which we refer to as the “indenture,” among Cleveland-Cliffs Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee, which we refer to as the “Trustee.” The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The terms of the Exchange Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
Unless the context requires otherwise, all references in this “Description of the Notes” to “Cliffs,” “we,” “us,” “our,” “the Company” and “the Issuer” refer to Cleveland-Cliffs Inc. and not to any of its subsidiaries. The Exchange Notes and the Original Notes are collectively referred to in this “Description of the Notes” as the “notes.” The following description is only a summary of the material provisions of the notes and the indenture. For more information on how you may obtain a copy of those documents, see “Where You Can Find More Information.” We urge you to read those documents because they, not this description, define your rights as holders of the notes. The registered holder of a note will be treated as the owner of a note for all purposes. Only registered holders will have rights under the indenture. Capitalized terms used in this “Description of the Notes” section and not otherwise defined have the meanings set forth under “—Certain Definitions.”
General
The Original Notes were issued in an aggregate principal amount of $335,376,000. As of March 12, 2021, there was $73,298,000 aggregate principal amount of Original Notes outstanding. The Company will issue up to $73,298,000 aggregate principal amount of Exchange Notes in the Exchange Offer. The Original Notes and the Exchange Notes will be treated as a single class for all purposes of the indenture, including for purposes of determining whether the required percentage of holders have given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of the holders. The notes will mature on March 15, 2027.
The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above the amount. The notes are not entitled to any sinking fund.
The indenture does not limit the amount of notes that we may issue. Cliffs is permitted to issue more notes under the indenture in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenants set forth in the indenture; provided that if any such Additional Notes are not fungible with the notes for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP or ISIN numbers. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to the notes include the notes and any Additional Notes actually issued.
Cliffs is a holding company whose only material assets consist of the stock of its subsidiaries. The notes will be senior obligations of Cliffs and will be guaranteed on a senior unsecured basis by substantially all of Cliffs’ material direct and indirect wholly owned domestic Subsidiaries.
Interest will accrue on the notes at the rate per annum of 7.00%, payable semi-annually on March 15 and September 15 of each year, to the persons in whose names the notes are registered in the security register at the close of business on the March 1 or September 1 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable.

The notes will accrue interest from (and including) the most recent scheduled interest payment date on which interest has been paid by Cliffs on the Original Notes accepted in the Exchange Offer. In each case, if the record date for the first interest payment date occurs on or prior to the Settlement Date, the record date for the first interest payment date will be deemed the close of business on the day prior to such interest payment date.
Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.
The indenture does not limit our ability, or the ability of the Guarantors, to incur additional indebtedness. The indenture and the notes do not contain any covenants (other than those described herein) designed to afford holders of the notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.
Ranking
The notes:
•are general unsecured senior obligations of Cliffs;
•rank equally in right of payment with all existing and future senior unsecured indebtedness of Cliffs;
•rank senior in right of payment to all existing and future subordinated indebtedness of Cliffs;
•are effectively subordinated to Cliffs’ ABL Obligations and Secured Notes Obligations and any other existing or future secured indebtedness of Cliffs to the extent of the value of the assets securing such indebtedness;
•are guaranteed on a senior unsecured basis by each Guarantor and, therefore, will be structurally senior to the non-guaranteed Unsecured Notes Obligations and any other existing and future indebtedness of Cliffs that is not guaranteed by each Guarantor; and
•are structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of Cliffs that do not guarantee the notes.
Guarantees
The notes are guaranteed on a senior unsecured basis by each of Cliffs’ direct and indirect wholly owned domestic Subsidiaries (other than Excluded Subsidiaries) (each, a “Guarantor” and, together with any such Subsidiary that executes a Guarantee (or the indenture if included therein) after the Issue Date in accordance with the provisions of the indenture, the “Guarantors”). The Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally, guarantee, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all Obligations of Cliffs under the indenture and the notes, whether for payment of principal of, premium, if any, or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the indenture by executing the indenture.
    Each of the Guarantees:
•is a general unsecured obligation of the applicable Guarantor;
•ranks equally in right of payment with all existing and future senior unsecured indebtedness of such Guarantor, and any guarantees thereof by such Guarantor;
•ranks senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•is effectively subordinated to such Guarantor’s ABL Obligations and Secured Notes Obligations and any other existing and future secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness; and
•is structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of Cliffs that do not guarantee the notes.
Not all of the Company’s Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of such non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their indebtedness and their trade creditors before they will be able to distribute any of their assets to the Company or a Guarantor. As a result, all of the existing and future liabilities of the Company’s non-Guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the notes.
The indenture does not limit the amount of liabilities that may be incurred by the Company or its Subsidiaries, including the non-Guarantors. On a pro forma basis, after giving effect to the Acquisitions, and on a continuing operations basis, our non-Guarantor subsidiaries would have accounted for 3% of our consolidated revenue and approximately 15% of our consolidated net loss for the year ended December 31, 2020. As of December 31, 2020, on an as adjusted basis, after giving effect to the February 2021 Financing Transactions and our borrowing of an additional $260 million under our ABL Facility since December 31, 2020 in connection with the termination of ArcelorMittal USA’s accounts receivable factoring arrangement, our non-Guarantor subsidiaries would have accounted for approximately 9% of our consolidated assets and less than 1% of our consolidated long-term debt.
The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or similar limitation under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—The guarantees of the Notes provided by the Guarantors may not be enforceable and, under specific circumstances, federal and state statutes may allow courts to void the Notes guarantees and require holders of Notes to return payments received from the Guarantors.”
Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment as determined in accordance with GAAP.
Each Guarantor may consolidate with or merge with or into, or sell all or substantially all of its assets to, Cliffs or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the indenture. See “—Certain Covenants—Consolidation, Merger and Sale of Assets.”
The indenture provides that each Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and such Subsidiary’s obligations under the Guarantee and the indenture will be automatically and unconditionally released and discharged, upon:
(1)(a) any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of the applicable Guarantor after which such Guarantor is no longer a Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Guarantor, whether or not such Guarantor is the surviving corporation in such transaction, to a Person which is not Cliffs or a Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with the indenture, including the covenant described under “—Certain Covenants—

Consolidation, Merger and Sale of Assets,” and (y) all the obligations of such Guarantor under all Debt of Cliffs or its Subsidiaries terminate upon consummation of such transaction; (b) Cliffs exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or Cliffs’ obligations under the indenture being discharged in accordance with the terms of the indenture; or (c) the applicable Guarantor becoming or constituting an Excluded Subsidiary; and
(2)such Guarantor delivering to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to release and discharge of such Guarantor’s Guarantee have been complied with.
The indenture provides that Cliffs will cause each of its Subsidiaries that is a U.S. Subsidiary (other than an Excluded Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantee shall be released in accordance with the provisions of the indenture described above.
Optional Redemption
We may, at our option, at any time and from time to time prior to March 15, 2022, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such notes to be redeemed plus the Applicable Premium, plus accrued and unpaid interest to the redemption date.
In addition, at any time on or after March 15, 2022, we will be entitled at our option on one or more occasions to redeem all or a portion of the notes (which, for the avoidance of doubt, includes Additional Notes, if any) at the redemption prices (expressed in percentage of principal amount of the redemption date), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on each date set forth below:

Period	Redemption Price
March 15, 2022	103.500%
March 15, 2023	102.333%
March 15, 2024	101.167%
March 15, 2025 and thereafter	100.000%
In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent.
On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the Trustee under the indenture will select the notes to be redeemed on a pro rata basis or by lot (or, in the case of notes in global form, the notes will be selected for redemption based on a method that most nearly approximates a pro rata selection as required by the procedures of the depositary). Any unredeemed portion of a note must be equal to a minimum denomination of $2,000 in principal amount or integral multiples of $1,000 in excess thereof.
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. If any condition precedent has not been satisfied, we will provide written notice to the Trustee that a condition has not been satisfied prior to the close of business two Business Days prior to the redemption date. Upon receipt of such notice by the Trustee, the notice of redemption shall be rescinded and the redemption of the notes shall not occur. Upon receipt, the Trustee shall provide the notice that a condition has not been satisfied to each holder of the notes in the same manner in which the notice of redemption was given.
We may, from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” by giving irrevocable written notice to the Trustee in accordance with the indenture, each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101 percent of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.
Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, electronically), a written notice to each holder of the notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit or cause a third party to deposit with a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.
We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.
We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cliffs and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Cliffs and its subsidiaries taken as a whole to another Person or group may be uncertain.
Certain Covenants
Restrictions on Liens
We will not, nor will we permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien (other than Permitted Liens) upon any of its Property (whether such Property is now owned or hereafter acquired) without in any such case effectively providing that the notes shall be secured equally and ratably with such Debt until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the notes or a note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the notes and the applicable note Guarantee at least to the same extent. Any Lien created for the benefit of the Holders of the notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Debt that gave rise to the obligation to equally and ratably secure the notes.
In addition to the foregoing, if any of our Unsecured Notes Obligations become secured by a Lien upon any Property of ours or of any Subsidiary (whether such Property is now owned or hereafter acquired), the notes shall be secured equally and ratably with such Unsecured Notes Obligations for so long as such Unsecured Notes Obligations are secured by such Lien upon any Property of us or any Subsidiary, as applicable. Any Lien created for the benefit of the Holders of the notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Unsecured Notes Obligations.
Restrictions on Sale and Leaseback Transactions
Sale and leaseback transactions by us or any Subsidiary of any Property (whether now owned or hereafter acquired) are prohibited unless:
(i)we or such Subsidiary would be entitled under the indenture to issue, assume or guarantee Debt secured by a Lien upon such Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions described above under “—Certain Covenants—Restrictions on Liens;” or
(ii)within 180 days, an amount in cash equal to such Attributable Debt is applied to the retirement of funded Debt (debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt) ranking pari passu with the notes, an amount not less than the greater of:
•the net proceeds of the sale of the Property leased pursuant to the arrangement, or
•the fair market value of the Property so leased.

The restrictions described above do not apply to a sale and leaseback transaction between us and a Guarantor or between Guarantors, or that involves the taking back of a lease for a period of less than three years.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless:
(1)we are the surviving corporation or the successor person (if other than Cliffs) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the notes and under the indenture;
(2)immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
(3)certain other conditions provided for in the indenture are met.
No Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to a successor person unless:
(i)(a) the successor person is the Company or a Guarantor or a Person that becomes a Guarantor concurrently with the transaction; (b) such Guarantor is the surviving entity or the successor person is validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes such Guarantor’s obligations on its Guarantee and under the indenture; (c) immediately after giving effect to the transaction, no default or event of default, and no event which, after notice or passage of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and (d) certain other conditions provided for in the indenture are met; or
(ii)the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all of the properties and assets of the Guarantor (in each case other than to the Company or a Guarantor) in a transaction not otherwise prohibited or restricted by the indenture.
Notwithstanding the above, any Subsidiary of Cliffs may consolidate with, merge into or transfer all or part of its properties and assets to Cliffs or a Guarantor.

Reports to Holders
Whether or not Cliffs is then required to file reports with the SEC, Cliffs shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the SEC’s rules and regulations for an accelerated filer (including any extension as would be permitted by Rule 12b-25 under the Exchange Act).
Additional Guarantees
If the Company or any Subsidiary acquires or creates another Subsidiary that is a wholly owned U.S. Subsidiary on or after the Issue Date (other than an Excluded Subsidiary), then, within 60 days of the date of such acquisition or creation, as applicable, such Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an officer’s certificate and an opinion of counsel to the Trustee as to the satisfaction of all conditions precedent to such execution under the indenture.

Events of Default
The term “event of default” with respect to the notes means any of the following:
(1)a default in the payment of any interest on the notes, when such payment becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by Cliffs with the Trustee or with a paying agent prior to the expiration of such period of 30 days);
(2)default in the payment of principal or premium on the notes when such payment becomes due and payable;
(3)subject to the immediately succeeding paragraph, a default in the performance or breach of any other covenant or warranty by us in the indenture, which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in principal amount of the notes, as provided in the indenture;
(4)any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the indenture;
(5)there occurs a default under any Debt of the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Debt or guarantee now exists, or is created after the Issue Date, if that default:
(a)is caused by a failure to pay any such Debt at its final stated maturity (after giving effect to any applicable grace period) (a “Payment Default”); or
(b)results in the acceleration of such Debt prior to its final stated maturity,
(c)and, in either case, the aggregate principal amount of any such Debt, together with the aggregate principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;
(6)failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days; or
(7)certain events of bankruptcy, insolvency or reorganization of Cliffs or any Guarantor.
If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor) with respect to the notes occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding notes by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare all such notes to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor occurs, then all outstanding notes will become due and payable immediately without further action or notice.
Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. Subject to the provisions of the indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture, the notes and the Guarantees at the request or direction of any Holders of notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)such holder has previously given the Trustee written notice that an event of default is continuing;
(2)holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the Trustee in writing to pursue the remedy;
(3)such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and
(5)holders of a majority in aggregate principal amount of the then outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the Trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or premium on, or the principal of, the notes.
Modification and Waiver
We may modify and amend the indenture, the notes and the Guarantees with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. We may not make any modification or amendment without the consent of each holder of notes then outstanding if that amendment will:
(1)reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2)reduce the rate of or extend the time for payment of interest (including default interest) on any note;
(3)reduce the principal or change the stated maturity date of any note or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any note;
(4)waive a default in the payment of the principal of, premium or interest, if any, on any debt security (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);
(5)make the principal of, premium or interest on any note payable in currency other than that stated in the notes;
(6)make any change to certain provisions of the indenture relating to, among other things, the right of holders of notes to receive payment of the principal of, premium and interest on those notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

(7)waive a redemption payment that is made at the option of Cliffs, with respect to any note; or
(8)release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default or any existing default under the indenture and its consequences, except a default in the payment of the principal of, premium or interest, if any, on any note; provided, however, that the holders of a majority in principal amount of the notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Notwithstanding the foregoing, without the consent of any holder of notes, the Company, the Guarantors (with respect to the Guarantees) and the Trustee may amend or supplement the indenture, the notes and the Guarantees (except that no existing Guarantor need execute a supplemental indenture pursuant to clause (7) below):
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated notes in addition to or in place of certificated notes;
(3)to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
(4)to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially and adversely affect the legal rights under the indenture, the notes and the Guarantees of any such holder;
(5)to conform the text of the indenture, the Guarantees or the notes to any provision of this “Description of the Notes”;
(6)to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture as of the Issue Date;
(7)to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes, or to add any additional obligors under the indenture, the notes or the Guarantees;
(8)to add collateral to secure the notes;
(9)to comply with the provisions under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;
(10) to evidence and provide for the acceptance of an appointment by a successor Trustee; and
(11) to provide for the issuance of the Exchange Notes in the Exchange Offer.
Satisfaction and Discharge
The indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all notes issued thereunder and the Guarantees thereof when:
(1)we deliver to the Trustee all outstanding notes issued under the indenture (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or
(2)all notes outstanding under the indenture have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption or will become due and payable within one year (including as result of the mailing or sending of a notice of redemption), and we irrevocably deposit with the Trustee as funds in trust solely for the benefit of the holders of notes, cash in U.S. dollars, noncallable U.S. Government Obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all notes outstanding under the indenture, including interest thereon; and
certain other conditions specified in the indenture are met.
The Trustee will acknowledge satisfaction and discharge of the indenture on our demand accompanied by an officer’s certificate and an opinion of counsel, upon which the Trustee shall have no liability in relying, stating that all conditions precedent to satisfaction and discharge have been complied with.
Legal Defeasance and Covenant Defeasance
Legal Defeasance. The indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of notes, to apply funds, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents), the Guarantees and the indenture; and all obligations of the Guarantors may be discharged with respect to their Guarantees. We will be so discharged upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.
This defeasance will occur only if, among other things, such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement to which Cliffs is bound and we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions as described below:
(1)we may omit to comply with the covenants described under the heading “—Certain Covenants—Consolidation, Merger and Sale of Assets,” “—Certain Covenants—Restrictions on Liens” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions”; and
(2)any omission to comply with those covenants will not constitute an event which, after notice or passage of time, or both, would become a default or an event of default (“covenant defeasance”).
    The conditions include:
(1)depositing with the Trustee in trust money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes;
(2)that such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which Cliffs or the Guarantors are bound; and
(3)delivering to the Trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance and the notes are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
Governing Law
The indenture, the notes and the Guarantees are governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Definitions
Following are the meanings of certain defined terms used in the indenture. Reference is made to those documents for a full disclosure of all defined terms used therein.
“ABL Agent” means Bank of America, N.A., acting in its capacity as collateral agent under the ABL Facility, or any successor thereto in such capacity.
“ABL Facility” means (i) the agreement, dated as of February 28, 2018, among the Company, the Subsidiaries of the Company that borrow or guarantee obligations under such agreement from time to time, as “Credit Parties”, the lenders parties thereto from time to time and Bank of America, N.A., as agent (or its successor in such capacity), and (ii) any such agreement that amends, amends and restates, or replaces the existing ABL Facility, in each such case, together with the related notes, letters of credit, guarantees and security documents, and, in each case, as the same may be amended, restated, amended and restated, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent, collateral agent or agents or one or more other lenders or additional borrowers or guarantors and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures).
“ABL Facility Obligations” means all ABL Obligations under the ABL Facility.
“ABL Obligations” means (i) Debt outstanding under the ABL Facility, and all other Obligations (not constituting Debt) of the Company or any Guarantor under the ABL Facility and (ii) Bank Product Obligations owed to an agent, arranger or lender or other secured party under such Debt Facility (even if the respective agent, arranger or lender or other secured party subsequently ceases to be an agent, arranger or lender or other secured party under the ABL Facility for any reason) or any of their respective affiliates, assigns or successors.
“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 15, 2022, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
“Applicable Premium” means with respect to a note at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such note on March 15, 2022 (such redemption price being described in the second paragraph under “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such note through March 15, 2022, excluding in each case accrued and unpaid interest to, but excluding, the redemption date, computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.
“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Bank Product” means any one or more of the following financial products or accommodations extended to the Company or its Subsidiaries by a holder of ABL Facility Obligations or an affiliate of such person (or a person that was a holder or affiliate of such person at the time such person entered into such product or accommodation) or such product or accommodation that was designated as a Bank Product pursuant to the terms of the ABL Facility: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) cash management services, (f) supply chain financing, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by the Company or its Subsidiaries in connection with the obtaining of any of the Bank Products.
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Company and its Subsidiaries to any holder of ABL Facility Obligations or any of their respective affiliates pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedging Obligations and (c) all amounts that ABL Agent or any holder of ABL Facility Obligations is obligated to pay as a result of ABL Agent or such holder of the ABL Facility Obligations purchasing participations from, or executing guarantees or indemnities or reimbursement obligations with respect to the Bank Products to the Company or any of its Subsidiaries.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Borrowing Base” means as of any date of determination, the sum of (a) 85% (or 90% in the case of investment grade accounts) of the face amount of all accounts, payment intangibles and other receivables of the Company and its Subsidiaries, plus (b) the greater of (i) 80% of the gross book value of all inventory and as-extracted collateral of the Company and its Subsidiaries and (ii) 85% multiplied by the net orderly liquidation value of such inventory and as-extracted collateral, plus (c) the greater of (i) 100%

of the gross book value of all Mobile Equipment of the Company and its Subsidiaries and (ii) 85% multiplied by the net orderly liquidation value of such equipment, minus any applicable reserves, in each case determined in accordance with GAAP.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Calculation Date” means the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio shall occur.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock or shares;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
    “Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Cliffs and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Cliffs or one of its subsidiaries;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Cliffs or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50 percent of the voting power of our outstanding Voting Stock or of the Voting Stock of any of Cliffs’ direct or indirect parent companies;
(3)we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(4)the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means, with respect to the notes, (i) the rating of the notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) the notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Trigger Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to March 15, 2022, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 15, 2022.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated EBITDA” means, with respect to any Person and its consolidated Subsidiaries in reference to any period, Consolidated Net Income for such period plus, without duplication,
(a)all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) the sum of all interest charges for such period determined on a consolidated basis in accordance with GAAP, (ii) federal, state and local income taxes as accrued for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash items decreasing Consolidated Net Income for such period, including, without limitation, non-cash compensation expense, (v) transaction costs, fees and expenses associated with the issuance of Debt or the extension, renewal, refunding, restructuring, refinancing or replacement of Debt (whether or not consummated) (but excluding any such costs amortized through or otherwise included or to be included in interest expense for any period), (vi) Debt extinguishment costs, (vii) losses on discontinued operations, (viii) amounts attributable to minority interests and (ix) any additional non-cash losses, expenses and charges, minus, without duplication,
(b)the sum of (i) cash payments made during such period in respect of items added to the calculation of Consolidated Net Income pursuant to clause (a)(iv) or clause (a)(ix) above during such period or any previous period, and (ii) non-cash items increasing Consolidated Net Income for such period.
“Consolidated Net Income” means with respect to any Person and its consolidated Subsidiaries in reference to any period, the net income (or net loss) of such Person and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, from Consolidated Net Income (to the extent otherwise included therein):
(i)the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, such person or another Subsidiary of such Person;

(ii)the net income (or net loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the such Person or its Subsidiaries during such period;
(iii)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or dispositions, in each case other than in the ordinary course of business;
(iv)any net after-tax extraordinary gains or losses;
(v)the cumulative effect of a change in accounting principles; and
(vi)any gains or losses due to fluctuations in currency values and the related tax effects calculated in accordance with GAAP.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Cliffs but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Cliffs and computed in accordance with GAAP.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio of (1) the sum of the aggregate outstanding amount of Debt of such Person and its Subsidiaries secured by a Lien, determined on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, in effect on such Calculation Date, to (2) the Consolidated EBITDA of such Person and its consolidated Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.
For purposes of calculating the Consolidated Secured Leverage Ratio:
(1)(A) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, (B) discontinued operations (as determined in accordance with GAAP), and (C) operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the chief financial officer of the Company calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933, as amended) as if they had occurred on the first day of the four-quarter reference period;
(2)(A) in the event that such Person or any Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Debt (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), subsequent to the end of the most recent fiscal quarter for which internal financial statements are available but on or prior to or simultaneously with the Calculation Date, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Debt, as if the same had occurred on the last day of such most recent fiscal quarter and (B) the Consolidated Secured Leverage Ratio shall be calculated assuming that any revolving Debt Facility (including the ABL Facility) is fully drawn; and

(3)the U.S. dollar-equivalent principal amount of any Debt denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar equivalent principal amount of such Debt.
“Debt” means indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined.
“Debt Facility” or “Debt Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities (which may be outstanding, at the same time and including, without limitation, the ABL Facility) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors, including convertible or exchangeable debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders or additional borrowers or guarantors and whether provided under the ABL Facility or any other credit agreement or other agreement or indenture).
“DTC” means The Depository Trust Company or any successor securities clearing agency.
“Exchange Notes” means the debt securities of the Company to be issued pursuant to the indenture in exchange for, and in an aggregate principal amount not to exceed, the aggregate principal amount of the notes to be exchanged, in compliance with the terms of the applicable Registration Rights Agreement, which debt securities will have terms substantially identical in all material respects to the notes to be exchanged (except that such debt securities will not contain terms with respect to transfer restrictions).
“Excluded Subsidiaries” means (i) any direct or indirect Foreign Subsidiary of the Company, (ii) any non-Foreign Subsidiary if substantially all of its assets consist of the Voting Stock or indebtedness of one or more direct or indirect Foreign Subsidiaries of the Company, (iii) any non-Foreign Subsidiary of a Foreign Subsidiary, (iv) any Subsidiary that is an Immaterial Subsidiary, (v) any non-Wholly Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of Cliffs under any of the Secured Notes Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to such Subsidiary; provided that such prohibition existed on the Issue Date or, with respect to any Subsidiary formed or acquired after the Issue Date (and, in the case of any Subsidiary acquired after the Issue Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired, (vi) any parent entity of any non-Wholly Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of Cliffs under any of the Secured Notes Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to the non-Wholly Owned Subsidiary to which such Subsidiary is a parent; provided that (A) such prohibition existed on the Issue Date or, with respect to any Subsidiary formed or acquired after the Issue Date (and, in the case of any Subsidiary acquired after the Issue Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired and (B) a direct or indirect parent company of such parent entity (1) shall be a Guarantor and (2) shall be a holding company not engaged in any business activities or having any assets or liabilities other than (x) its ownership and acquisition of the Capital Stock of the applicable joint venture (or any other entity holding an ownership interest in such joint venture), together with activities directly related thereto, (y) actions required by law to maintain its existence and (z) activities incidental to its maintenance and continuance and to the foregoing activities; (vii) Cleveland-Cliffs International Holding Company, so long as substantially all of its assets consist of equity interests in, or indebtedness of, one or more Foreign Subsidiaries, (viii) Wabush Iron Co. Limited and (ix) any Subsidiary of a Person described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), provided in each case that such Subsidiary has not guaranteed any Obligations of the Company or any co-borrowers or guarantors under (y) any of the Secured Notes Documents or (z) the ABL Facility (other than any Obligations of a co-borrower or guarantor that is a Foreign Subsidiary).
“Existing Indebtedness” means Debt of the Company and, as applicable, any of its Subsidiaries (other than Debt under the ABL Facility and the Secured Notes) in existence on the Issue Date, until such amounts are repaid.
“Foreign Subsidiary” means any Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of December 31, 2018.
“Guarantee” means any guarantee of the obligations of the Company under the indenture and the notes by any Person in accordance with the provisions of the indenture.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedging Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising of the Company or any of their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the holders of ABL Facility Obligations or one or more of their affiliates.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of Cliffs (that is not an Excluded Subsidiary of the type described in clause (i), (ii), (iii), (v), (vi), (vii), (viii) or (ix) in the definition thereof) that, together with its Subsidiaries, does not have (i) consolidated total assets in excess of 3.0% of the consolidated total assets of Cliffs and its Subsidiaries on a consolidated basis as of the date of the most recent consolidated balance sheet of Cliffs or (ii) consolidated total revenues in excess 3.0% of the consolidated total revenues of Cliffs and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which internal financial statements of Cliffs are available immediately preceding such calculation date; provided that any such Subsidiary, when taken together with all other Immaterial Subsidiaries does not, in each case together with their respective Subsidiaries, have (i) consolidated total assets with a value in excess of 7.5% of the consolidated total assets of Cliffs and its Subsidiaries on a consolidated basis or (ii) consolidated total revenues in excess of 7.5% of the consolidated total revenues of Cliffs and its Subsidiaries on a consolidated basis.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Issue Date” means the date of original issuance of notes under the indenture.
“Liens” means any mortgage, pledge, lien or other encumbrance.

“Mobile Equipment” means all of the right, title and interest of the Company or any of its Subsidiaries in any forklifts, trailers, graders, dump trucks, water trucks, grapple trucks, lift trucks, flatbed trucks, fuel trucks, other trucks, dozers, cranes, loaders, skid steers, excavators, back hoes, shovels, drill crawlers, other drills, scrappers, graders, gondolas, flat cars, ore cars, shuttle cars, conveyors, locomotives, miners, other rail cars, and any other vehicles, mobile equipment and other equipment similar to any of the foregoing.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Obligations” means all principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.
“Permitted Liens” means:
(i)Liens securing ABL Obligations, provided that the incurrence by the Company and the Guarantors of Debt (including the issuance of letters of credit) under the ABL Facility (with letters of credit being deemed to have a principal amount equal to the face amount thereof) shall not exceed, in aggregate principal amount outstanding at any one time, the greater of (x) $700.0 million and (y) the Borrowing Base;
(ii)Liens securing Secured Notes Obligations;
(iii)[intentionally omitted];
(iv)Liens existing on assets at the time of acquisition thereof, or incurred to secure the payment of all or part of the cost of the purchase or construction price of Property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of Property or the cost of improvements on Property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the assets;
(v)Liens in favor of Cliffs or any Guarantor or, with respect to any Foreign Subsidiary, Liens in favor of Cliffs or any Subsidiary;
(vi)Liens on Property of a Person existing at the time such Person is merged into or consolidated with us or a Subsidiary or at the time of a purchase, lease or other acquisition of the Property of a Person as an entirety or substantially as an entirety by us or a Subsidiary;
(vii)Liens on our Property or that of a Subsidiary in favor of the United States of America or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);
(viii)(a) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in, the ordinary course of business and (b) Liens securing obligations incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice;
(ix)Liens imposed by law, such as landlords’ carriers’, vendors’, warehousemen’s and mechanics’, materialmen’s and repairmen’s, supplier of materials, architects’ and other like Liens arising in the ordinary course of business;
(x)pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;
(xi)Liens in connection with legal proceedings;
(xii)Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(xiii)Liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use;
(xiv)Liens on Property or shares of Capital Stock or other assets of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;
(xv)Liens on Property at the time the Company or any of its Subsidiaries acquires such Property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other Property of the Company or any Subsidiary;
(xvi)contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;
(xvii)easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with indebtedness and do not in the aggregate materially impair their use in the operation of the business of the Company and its Subsidiaries;
(xviii)Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;
(xix)deposits made in the ordinary course of business to secure liability to insurance carriers;
(xx)Liens arising from UCC (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Subsidiary in the ordinary course of business;
(xxi)Liens securing Existing Indebtedness;

(xxii)Liens securing Bank Product Obligations;
(xxiii)options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;
(xxiv)rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Company or any of its Subsidiaries, with respect to tracts of real property where the Company or the applicable Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;
(xxv)royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business;
(xxvi)surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases, subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral rights and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface mineral deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(xxvii)any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien (a “Refinanced Lien”) referred to in any of the foregoing clauses (“Permitted Refinancing Lien”); provided that any such Permitted Refinancing Lien shall not extend to any other Property, secure a greater principal amount (or accreted value, if applicable) or have a higher priority than the Refinanced Lien;
(xxviii)Liens securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $1,100.0 million minus the outstanding aggregate principal amount of Debt incurred pursuant to clause (ii) above and (B) an amount that, on a pro forma basis upon giving effect to the incurrence thereof (and application of the net proceeds therefrom), would cause the Company’s Consolidated Secured Leverage Ratio to exceed 3.0:1.0; and
(xxix)other Liens, in addition to those permitted in clauses (i) through (xxviii) above, securing Debt of the Company or any Subsidiary having an aggregate principal amount, as of the Calculation Date, not to exceed the greater of (A) $250.0 million and (B) 15% of the Company’s Consolidated Net Tangible Assets.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.
“QIBs” means qualified institutional buyers within the meaning of Rule 144A.
“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.
“Registration Rights Agreement” means (i) with respect to the notes, the registration rights agreement dated the Issue Date among the Company, the Guarantors and Credit Suisse Securities (USA) LLC with respect to the notes, as the same may be amended, supplemented or modified from time to time, and (ii) with respect to any Additional Notes issued after the Issue Date pursuant to an exemption from registration under the Securities Act, the registration rights agreement among the Company, the Guarantors and Credit Suisse Securities (USA) LLC with respect to such Additional Notes, as the same may be amended, supplemented or modified from time to time.
“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its respective successors and assigns, and any other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Regulation S” means Regulation S under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.
“Secured Notes” means the 4.875% Senior Secured Notes due 2024 of Cliffs issued on December 19, 2017, the Obligations of which are guaranteed by the Guarantors.
“Secured Notes Documents” means any documents or instrument evidencing or governing any Secured Notes Obligations.
“Secured Notes Obligations” means Debt outstanding under the Secured Notes and all other Obligations (not constituting Debt) of the Company or any Guarantor under the Secured Notes.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, more than 50 percent of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50 percent of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by us or by one or more of the Subsidiaries or by us and one or more of the Subsidiaries.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to March 15, 2022, provided, however, that if the average life to March 15, 2022, of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to March 15, 2022, of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York.
“Unsecured Notes Obligations” means the Company’s 4.875% Senior Notes due 2021, 1.50% Convertible Senior Notes due 2025 and the 6.25% Senior Notes due 2040 and all other Obligations under such Debt.
“U.S. Government Obligations” means debt securities that are:
•direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or
•obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the full and timely payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
“U.S. Subsidiary” of any specified Person means a Subsidiary of such Person that is organized under the laws of any state of the United States or the District of Columbia.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.
Book-Entry Delivery and Settlement
The global notes
The Exchange Notes issued in exchange for the Original Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).
Upon issuance, each of the global notes will be deposited with the Trustee for the notes as custodian for the DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants.
We expect that under procedures established by DTC:

•upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by Credit Suisse Securities (USA) LLC; and
•ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Exchanges among the global notes
Beneficial interests in one global note may generally be exchanged for interests in another global note.
A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-entry procedures for the global notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), as applicable. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor Credit Suisse Securities (USA) LLC are responsible for those operations or procedures.
    DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered under section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including Credit Suisse Securities (USA) LLC; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;
•we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or
•certain other events provided in the indenture should occur.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offer. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change or to different interpretations, possibly with retroactive effect, which may result in U.S. federal income tax consequences different than those set forth below.
This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks or other financial institutions, entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, regulated investment companies, real estate investment trusts, expatriates or former U.S. citizens or U.S. residents, insurance companies, brokers or dealers in securities or commodities, holders that use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, tax-exempt organizations, controlled foreign corporations (within the meaning of the Code), passive foreign investment companies (within the meaning of the Code), persons deemed to sell the Notes under the constructive sale provisions of the Code, persons holding the Notes in tax-deferred accounts, or persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction,” integrated security transaction or other risk reduction transaction. In addition, this discussion is limited to persons that hold the Notes as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as the gift tax, the estate tax and the Medicare tax) or the effect of any applicable state, local or non-U.S. tax laws. This summary is not binding on the Internal Revenue Service, which we refer to as the IRS. We have not sought and will not seek any rulings from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.
The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange of the Original Note for U.S. federal income tax purposes. Rather, the Exchange Note a holder receives will be treated as a continuation of the holder’s investment in the corresponding Original Note surrendered in the exchange. Consequently, a holder will not recognize any taxable income, gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer, the holder’s holding period for an Exchange Note will include the holding period for the Original Note exchanged pursuant to the Exchange Offer, and the holder’s tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

CERTAIN ERISA CONSIDERATIONS
The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the Exchange Notes or a particular investor. Accordingly, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the Exchange Notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.
ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities that are deemed to hold the assets of such plans, each such employee benefit plan, plan or entity, a Plan, and on those persons who are “fiduciaries” with respect to Plans. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the Exchange Notes satisfies ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan.
An investor who is considering acquiring the Exchange Notes with the assets of a Plan must consider whether the acquisition and holding of the Exchange Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Exchange Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). Such parties in interest or disqualified persons could include, without limitation, the Company, the initial purchaser, and the trustee or any of their respective affiliates.
ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Such exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or PTCE, 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of the Exchange Notes, even if the specified conditions are met. Under Section 4975 of the Code, excise taxes or other penalties and liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such). A fiduciary of a Plan that engages in such non-exempt prohibited transactions may also be subject to penalties and liabilities under ERISA and the Code. Furthermore, each person acting on behalf of a Plan that acquires the Exchange Notes acknowledges that none of us, the initial purchaser, the Trustee, the registrar or the paying agent nor any of their respective affiliates has provided or will provide investment advice, or is otherwise acting in a fiduciary capacity, in connection with the acquisition of the Exchange Notes by any Plan. In addition, each such person acknowledges that the Plan investor’s fiduciary is exercising its own independent judgment in evaluating the acquisition of the Exchange Notes.
As a general rule, governmental plans, as defined in Section 3(32) of ERISA, or Governmental Plans, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Code, or Church Plans, and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans generally may be invested in the Exchange Notes without regard to the fiduciary and prohibited transaction considerations under ERISA and Section 4975 of the Code described above. However, Governmental Plans, Church Plans or non-U.S. plans may be subject to other United States federal, state or local laws or non-U.S. laws that regulate their investments, or a Similar Law. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the Exchange Notes.
The Exchange Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, or a non-U.S. Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the Exchange Notes will be deemed to represent and warrant to us and the Trustee that (1) (a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, or (iv) a non-U.S. Plan, (b) it is a Plan and the acquisition and holding of the Exchange Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Exchange Notes; and (2) it will notify us and the Trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Exchange Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
This Exchange Offer is not a representation by us or the initial purchaser that an acquisition of the Exchange Notes meets all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans or non-U.S. plans or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan or non-U.S. plan.

PLAN OF DISTRIBUTION
Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of the Original Notes and will indemnify the holders of the Original Notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Jones Day will pass upon the validity of the Exchange Notes. Certain matters relating to the laws of the State of West Virginia will be passed on for us by Frost Brown Todd LLC.
EXPERTS
The consolidated financial statements, incorporated in this Prospectus by reference from the Cleveland-Cliffs Inc. Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Cleveland-Cliffs Inc.’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The combined consolidated financial statements of ArcelorMittal USA LLC and Affiliates as of and for the years ended December 31, 2019 and 2018, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of I/N Kote as of and for the years ended December 31, 2019 and 2018, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of I/N Tek as of and for the years ended December 31, 2019 and 2018, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Ohio
Cleveland-Cliffs Inc. (“Cliffs”), Cleveland-Cliffs Investments Inc., Cleveland-Cliffs Steel Holdings Inc., Cleveland-Cliffs Tek Kote Acquisition Corporation and The Cleveland-Cliffs Iron Company are incorporated under the laws of the State of Ohio.
Cliffs and The Cleveland-Cliffs Iron Company will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at such corporation’s request as a director, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that such corporation will indemnify any such agent (as opposed to any director, officer or employee) to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification each company gives will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Cliffs’ Fourth Amended Articles of Incorporation, as amended, or the articles of incorporation of The Cleveland-Cliffs Iron Company or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.
Cliffs and The Cleveland-Cliffs Iron Company may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability.
Pursuant to its regulations, Cleveland-Cliffs Investments Inc. shall, to the full extent permitted by law, indemnify any person who, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, was or is a party or is threatened to be made a party to (i) any threatened, pending or completed action, suit or proceeding (other than an action by the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such persons in connection with the action, suit or proceeding, or (ii) any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action.
Under the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Revised Code does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

The Ohio Revised Code does not authorize indemnification to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
Under the Ohio Revised Code, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
Delaware
Cannon Automotive Solutions – Bowling Green, Inc., Cleveland-Cliffs Kote Inc., Cleveland-Cliffs Minorca Mine Inc., Cleveland-Cliffs Railways Inc., Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc., Cleveland-Cliffs Steel Corporation, Cleveland-Cliffs Steel Holding Corporation, Cleveland-Cliffs Steel Management Inc., Cleveland-Cliffs Steel Properties Inc., Cleveland-Cliffs Steelworks Railway Inc., Cleveland-Cliffs Tek Inc., Cliffs Mining Company, Cliffs Minnesota Mining Company, Metallics Sales Company, Northshore Mining Company, Precision Partners Holding Company and Silver Bay Power Company are incorporated under the laws of the State of Delaware.
Under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability of a director for: (1) any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) unlawful payment of dividends or unlawful stock repurchases, as set forth in the DGCL; or (4) any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL empowers Delaware corporations to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses that such officer or director actually and reasonably incurred.
The certificates of incorporation of Cannon Automotive Solutions – Bowling Green, Inc., Cleveland-Cliffs Kote Inc. and Cleveland-Cliffs Tek Inc. provide for the elimination of directors’ liability to the corporation or its stockholders for breaches of fiduciary duties, except to the extent such liability is provided by applicable law (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the directors derived an improper personal benefit.
The certificates of incorporation of Cleveland-Cliffs Steel Corporation, Cleveland-Cliffs Steel Holding Corporation, Cleveland-Cliffs Steel Management Inc., Cleveland-Cliffs Steel Properties Inc., Cliffs Mining Company and Cliffs Minnesota Mining Company provide for the limitation or elimination of directors’ liability to the corporation or its stockholders for breaches of fiduciary duties and the indemnification by the corporation to each person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation or its board of directors, as applicable, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case to the full extent permitted by the DGCL. Cliffs Mining Company’s certificate of incorporation also provides for the right of any such person to the payment by the corporation of expenses incurred by such person in defending a proceeding to which he or she is or was, or is threatened to be made, a party or is involved by reason of the fact that he or she is or was serving in the capacities described above, upon delivery by such person of an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.
The certificates of incorporation of Cleveland-Cliffs Railways Inc., Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc. and Cleveland-Cliffs Steelworks Railway Inc. provide for (i) the elimination of directors’ personal liability to the fullest extent permitted under Section 102 of the DGCL and (ii) the indemnification of any and all other persons to the fullest extent under Section 145 of the DGCL, including the advancement of expenses.
Precision Partners Holding Company’s certificate of incorporation, as amended, provides for (i) the elimination of directors’ liability to the corporation or its stockholders for breaches of fiduciary duties, except as prohibited, from time to time, under the DGCL and (ii) the indemnification of directors and officers to the fullest extent under Delaware law, except as provided in the corporation’s bylaws.
The bylaws of Cannon Automotive Solutions – Bowling Green, Inc., Cleveland-Cliffs Kote Inc., Cleveland-Cliffs Railways Inc., Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc., Cleveland-Cliffs Steel Management Inc., Cleveland-Cliffs Steel Properties Inc., Cleveland-Cliffs Steelworks Railway Inc., Cleveland-Cliffs Tek Inc., Cliffs Mining Company, Cliffs Minnesota Mining Company, Northshore Mining Company, Precision Partners Holding Company and Silver Bay Power Company and the certificates of incorporation of Cleveland-Cliffs Steel Corporation and Cleveland-Cliffs Steel Holding Corporation provide for the indemnification of directors and officers of the corporation, or of another enterprise at the corporation’s request, to the full extent permitted by the DGCL.
The certificates of incorporation of Cleveland-Cliffs Steel Corporation and Cleveland-Cliffs Steel Holding Corporation and the bylaws of Cleveland-Cliffs Steel Management Inc. and Cleveland-Cliffs Steel Properties Inc. provide for the right of any such person to the prepayment by the corporation of expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding upon receipt by the corporation of a written undertaking by or on behalf of the director or officer to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the corporation.
Cannon Automotive Solutions – Bowling Green, Inc., Cleveland-Cliffs Kote Inc., Cleveland-Cliffs Steel Corporation, Cleveland-Cliffs Steel Holding Corporation, Cleveland-Cliffs Steel Management Inc., Cleveland-Cliffs Steel Properties Inc., Cleveland-Cliffs Tek Inc., Cliffs Mining Company, Cliffs Minnesota Mining Company and Precision Partners Holding Company are also authorized to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not it would have the power to indemnify such person under Delaware law.

Cleveland-Cliffs Burns Harbor LLC, Cleveland-Cliffs Cleveland Works LLC, Cleveland-Cliffs Columbus LLC, Cleveland-Cliffs Monessen Coke LLC, Cleveland-Cliffs Plate LLC, Cleveland-Cliffs Riverdale LLC, Cleveland-Cliffs Steel LLC, Cleveland-Cliffs Steelton LLC, Cleveland-Cliffs Tubular Components LLC, Cleveland-Cliffs Weirton LLC, Cliffs TIOP Holding, LLC, Cliffs TIOP II, LLC, Cliffs UTAC Holding LLC, Fleetwood Metal Industries, LLC, IronUnits LLC, Mountain State Carbon, LLC, PPHC Holdings, LLC, SNA Carbon, LLC and United Taconite LLC are limited liability companies formed under the laws of the State of Delaware.
Section 18-108 of the Delaware Limited Liability Company Act (the “LLC Act”) empowers Delaware limited liability companies to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.
The operating agreements of Cleveland-Cliffs Burns Harbor LLC, Cleveland-Cliffs Columbus LLC, Cleveland-Cliffs Plate LLC, Cleveland-Cliffs Riverdale LLC, Cleveland-Cliffs Steelton LLC and Cleveland-Cliffs Weirton LLC provide for the indemnification, to the fullest extent permitted by law, of any person permitted under Delaware law.
The operating agreements of Cliffs TIOP Holding, LLC and Cliffs TIOP II, LLC provide for: (i) the exculpation of an officer or member from liability to the company or another person who has an interest in or claim against the company for any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such person’s authority; (ii) the indemnification of such persons to the full extent permitted by Delaware law; and (iii) the advancement of expenses incurred in defending a claim or proceeding, upon receipt of an undertaking by or on behalf of any such person to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.
Cleveland-Cliffs Steel LLC’s operating agreement provides for (i) the indemnification, to the fullest extent permitted by Delaware law, of the member, officers, directors, and any other person who was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of such person’s relationship with the company and (ii) the right to the prepayment of expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of the director or officer to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the company.
Cleveland-Cliffs Cleveland Works LLC’s operating agreement provides for (i) the elimination of directors’ personal liability to the fullest extent permitted under Section 102 of the DGCL and (ii) the indemnification of any and all other persons to the fullest extent under Section 145 of the DGCL, including the advancement of expenses.
Fleetwood Metal Industries, LLC’s operating agreement provides for the indemnification, to the fullest extent permitted by law, of the member, officers, directors, and any other person who was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of such person’s relationship with the company. However, a director is not indemnified for (i) breach of the duty of loyalty, (ii) acts or omissions involving gross negligence, intentional misconduct or a knowing violation of law or (iii) transactions from which the officer received an improper benefit.
The limited liability company agreements of Cleveland-Cliffs Burns Harbor LLC, Cleveland-Cliffs Columbus LLC, Cleveland-Cliffs Plate LLC and Cleveland-Cliffs Steelton LLC (i) provide for the indemnification of the members to the fullest extent permitted by the LLC Act, (ii) permit the managers to indemnify any person in connection with litigation occurring in the ordinary course of business if the company is also a defendant but only so long as the individual being indemnified is also represented by the counsel that represents the company and (iii) permit a majority of the members to advance expenses to any manager or officer of the company in connection with litigation other than suits in the ordinary course of business of the company in which the company is also named as a defendant. Cleveland-Cliffs

Burns Harbor LLC, Cleveland-Cliffs Columbus LLC, Cleveland-Cliffs Plate LLC and Cleveland-Cliffs Steelton LLC are also authorized to purchase or bear the cost of any insurance covering the potential liabilities of the company, members, any officer or employee of the company and any other person acting on behalf of the company.
The limited liability company agreements of Cleveland-Cliffs Cleveland Works LLC, Cleveland-Cliffs Riverdale LLC and Cleveland-Cliffs Weirton LLC (i) provide for the indemnification of the managers to the fullest extent permitted by the LLC Act, except in cases of fraud, intentional misconduct, gross negligence and knowing violations of law, (ii) eliminate the members’ liability to the fullest extent under the LLC Act and (iii) allow the members to indemnify employees and other agents permitted to be indemnified under the LLC Act. Cleveland-Cliffs Cleveland Works LLC, Cleveland-Cliffs Riverdale LLC and Cleveland-Cliffs Weirton LLC are also authorized to perform and carry out contracts of insurance covering manager liability.
The limited liability company agreements of Cliffs UTAC Holding LLC and IronUnits LLC limit the liability of, and provide for indemnification against any losses incurred by, each company’s members, managers and officers for such persons’ negligence arising out of or in connection with the limited liability company agreement or the company’s business or affairs, but excluding liability primarily attributable to any such person’s malfeasance, fraud or willful misconduct. Cliffs UTAC Holding LLC and IronUnits LLC also have the authority to reimburse members, managers and officers for reasonable, out-of-pocket expenses as they are incurred in connection with any proceeding arising out of or in connection with their limited liability company agreements or their businesses or affairs.
The limited liability company agreements of each of United Taconite LLC and SNA Carbon, LLC eliminate the liability of its members, board designees and such other persons (including employees) as the board may designate from time to time for actions taken in good faith. They also provide for indemnification for losses or damages sustained with respect to a proceeding to which such person was made or is threatened to be made a party in such person’s capacity as a member, board designee or otherwise and advancement of reasonable, related expenses to the full extent permitted by Delaware law. United Taconite LLC also has the authority to purchase and maintain insurance on behalf of such persons against any liability asserted against or incurred by them.
Cleveland-Cliffs Monessen Coke LLC’s second amended and restated limited liability company operating agreement provides for the indemnification of each employee, director, officer or agent of the company, the member, and each employee, director, officer, agent or shareholder of the member to the fullest extent under the LLC Act, except in cases of fraud, gross negligence or willful misconduct.
Cleveland-Cliffs Steel LLC’s amended and restated operating agreement provides for the indemnification, to the fullest extent permitted by Delaware law, of the member, officers, directors, and any other person who was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of such person’s relationship with the company against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding. However, no such person is indemnified for gross negligence or willful misconduct. Cleveland-Cliffs Steel LLC shall pay expenses incurred by indemnified persons in defending a proceeding in advance upon receipt of a written undertaking of such person to repay such advances to the extent it is ultimately determined that such person is not entitled to be indemnified by the company with respect to such expenses.
Cleveland-Cliffs Tubular Components LLC’s limited liability company agreement indemnifies the member to the fullest extent permitted by the LLC Act. The company may, to the extent and in such manner as determined by the member, but to no extent greater than is permitted under the law, indemnify its employees and other agents permitted to be indemnified by the LLC Act. Cleveland-Cliffs Tubular Components LLC is also authorized to purchase or bear the cost of any insurance covering the potential liabilities of the company, member, any officer or employee of the company and any other person acting on behalf of the company.

Fleetwood Metal Industries, LLC’s limited liability company agreement provides for the indemnification of the member, the board and such other persons as are properly identified by the member by written instrument executed by the member for all costs, losses, liabilities and damages paid or accrued by the member, the board or any such other person in connection with the business of the company, to the fullest extent provided or allowed by the laws of Delaware. Fleetwood Metal Industries, LLC shall advance costs of defense of any proceeding to the member, the board or any such other person upon receipt by the company of an undertaking by or on behalf of the member or such other person to repay such amount if it shall ultimately be determined that the member, the board or such other person is not entitled to be indemnified by the company.
Mountain State Carbon, LLC’s amended and restated limited liability company agreement, as amended, provides for the exculpation of an officer, manager, employee, member or affiliate thereof for mistakes of judgment or for action or inaction which such person reasonably believed to be in or not opposed to the best interest of the company (except for willful misconduct, gross negligence or reckless disregard of their duties) and, with respect to any criminal action, such party reasonably believes such party’s conduct was lawful. Mountain State Carbon, LLC must also indemnify such persons against all liabilities and expenses reasonably incurred in connection with the investigation, defense or disposition of any proceeding in which such person may be involved or threatened, except with respect to any matter which constitutes willful misconduct, gross negligence or reckless disregard of such person’s duties, or criminal intent. The agreement also provides for the reimbursement of indemnified costs and the advancement of such expenses, provided that such person agrees in writing to return such amounts in the event it is ultimately determined that such person was not entitled to indemnification or reimbursement of expenses.
PPHC Holdings, LLC’s second amended and restated limited liability company agreement provides for the indemnification, to the fullest extent permitted by law, of the member, officers, directors, and any other person who was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of such person’s relationship with the company against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding. However, an officer is not indemnified for (i) breach of the duty of loyalty or care, (ii) acts or omissions involving gross negligence, intentional misconduct or a knowing violation of law or (iii) transactions from which the officer received an improper benefit. PPHC Holdings, LLC shall pay expenses incurred by indemnified persons in defending a proceeding in advance upon receipt of a written undertaking of such person to repay such advances to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the company with respect to such expenses. PPHC Holdings, LLC also has the authority to purchase insurance on behalf of the company and on behalf of others to the extent the power to do so is not prohibited by law.
Cleveland-Cliffs Kote L.P. and Cleveland-Cliffs Tek L.P. are limited partnerships formed under the laws of the State of Delaware.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) provides, in relevant part, that, subject to such standards and provisions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
The limited partnership agreements of Cleveland-Cliffs Kote L.P. and Cleveland-Cliffs Tek L.P. provide for the indemnification of partners, directors and officers and any other designated person against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred to the fullest extent provided or allowed by the DRULPA.

Michigan
Cliffs TIOP, Inc. and Lake Superior & Ishpeming Railroad Company are incorporated under the laws of the State of Michigan.
Under Section 561 of the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.
Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Under Section 563 of the MIBCA, if a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification.
Under Section 564a of the MIBCA, an indemnification under Section 561 or 562, unless ordered by the court or otherwise required by Section 563, shall be provided by the corporation only as authorized upon a determination that indemnification of such officer, director, employee, or agent is proper because the applicable standard of conduct set forth in Sections 561 and 562 have been met. Section 564a(1) sets forth the following ways such determination may be made: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding; (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; (c) in a written opinion by independent legal counsel selected by the board; (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; or (e) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.
The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.
The bylaws of each of Cliffs TIOP, Inc. and Lake Superior & Ishpeming Railroad Company state that directors and officers shall be indemnified by the company against expenses, including attorney’s fees, reasonably incurred by him or her in connection with any action, suit or proceeding (whether civil or criminal) to which he or she may be made a party by reason of his or her being, or having been a director or officer of the company. This includes the cost of reasonable settlement where such settlement is approved by the corporation. The corporation shall not indemnify any director or officer with respect to matters as to which such person shall have been finally adjudged to have been liable for negligence or misconduct in the performance of his or her duty as such director or officer.
Cliffs TIOP, Inc. is also authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted and incurred in any such capacity or arising out of such status, whether or not the corporation has agreed to indemnify, or would otherwise have the power to indemnify against such liability. Lake Superior & Ishpeming Railroad Company is also authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability asserted and incurred in any such capacity or arising out of such status.
Tilden Mining Company L.C. is a limited liability company formed under the laws of the State of Michigan. Section 216 of the Michigan Limited Liability Company Act (“MLLCA”) permits a Michigan limited liability company to indemnify, hold harmless and defend any manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions as a manager, as provided in an operating agreement, subject to certain exceptions. Section 216 of the MLLCA further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against such liability or expense.
Section 6.03 of the operating agreement of Tilden Mining Company L.C. provides that its members shall hold harmless and indemnify the company’s manager against expenses (i) arising out of any act of, or any purported assumption of, any obligation or responsibility by an indemnifying member or any of its directors, officers, employees or representatives done or undertaken pursuant to actual or apparent authority on behalf of the manager in connection with the company, with certain exceptions; (ii) arising out of any breach by an indemnifying member of its obligations or agreements under the operating agreement; or (iii) attributable to any obligations or liabilities of Tilden Mining Company L.C. providing for specific recourse to such indemnifying member.
West Virginia
Mid-Vol Coal Sales, Inc. is incorporated under the laws of the State of West Virginia.
The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1)(A) he or she conducted himself or herself in good faith, (B) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and (C) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful or (2) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (unless ordered by a court under the WVBCA):
(1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the WVBCA; or

(2) in connection with any other proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.
A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.
Under the WVBCA, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director of the corporation in advance of the final disposition of the proceeding if:
(1) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in article 8, section 851 of the WVBCA or that the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of incorporation as authorized in the WVBCA; and
(2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he or she did not meet the relevant standard of conduct described in article 8, section 851 of the WVBCA.
A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director or, if he or she is an officer but not a director, to the further extent as may be provided in the articles of incorporation, the bylaws, a board resolution or a contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, (b) liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or shareholders or (iii) an intentional violation of criminal law. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities or arising from his or her status as a director or officer, whether or not the corporation would have the power to indemnify him or her or advance expenses to him or her against the same liability under the WVBCA.

Item 21. Exhibits And Financial Statement Schedules.
(a)    Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit
3.1	Fourth Amended Articles of Incorporation of Cliffs, as filed with the Secretary of State of the State of Ohio on September 25, 2020 (incorporated by reference to Exhibit 3.2 to Cliffs’ Current Report on Form 8-K filed on September 28, 2020)
3.2	Certificate of Amendment to Fourth Amended Articles of Incorporation of Cliffs, as filed with the Secretary of State of the State of Ohio on December 7, 2020 (incorporated by reference to Exhibit 3.1 to Cliffs’ Current Report on Form 8-K filed on December 9, 2020)
3.3	Regulations of Cliffs (incorporated by reference to Exhibit 3.2 to Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2011)
4.1	Indenture, dated as of March 16, 2020, among Cliffs, the guarantors party thereto and U.S. Bank National Association, as trustee (including Form of 7.00% Senior Guaranteed Notes due 2027) (incorporated by reference to Exhibit 4.7 to Cliffs’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020)
4.2	First Supplemental Indenture, dated as of May 22, 2020, among Cliffs, the additional guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to Cliffs’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020)
4.3	Second Supplemental Indenture, dated as of December 9, 2020, among Cliffs, the additional guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.38 to Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2020)
4.4	Third Supplemental Indenture, dated as of December 18, 2020, among Cliffs, the additional guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.39 to Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2020)
4.5	Registration Rights Agreement, dated as of March 16, 2020, among Cliffs, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as dealer manager, with respect to Cliffs’ 7.00% Senior Guaranteed Notes due 2027 (incorporated by reference to Exhibit 4.8 to Cliffs’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020)
5.1	Opinion of Jones Day
5.2	Opinion of Frost Brown Todd LLC
22.1	Schedule of the obligated group, including the parent and issuer and the subsidiary guarantors that have guaranteed the obligations under the 7.00% Senior Guaranteed Notes due 2027 issued by Cliffs (incorporated by reference to Exhibit 22 to Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2020)
23.1	Consent of Deloitte & Touche LLP related to Cleveland-Cliffs Inc. and Subsidiaries
23.2	Consent of Deloitte & Touche LLP related to ArcelorMittal USA LLC and Affiliates
23.3	Consent of Deloitte & Touche LLP related to I/N Kote
23.4	Consent of Deloitte & Touche LLP related to I/N Tek
23.5	Consent of Jones Day (included in Exhibit 5.1)
23.6	Consent of Frost Brown Todd LLC (included in Exhibit 5.2)
24.1	Power of Attorney with respect to Cleveland-Cliffs Inc.
24.2	Power of Attorney with respect to Cannon Automotive Solutions – Bowling Green, Inc.
24.3	Power of Attorney with respect to Cleveland-Cliffs Burns Harbor LLC
24.4	Power of Attorney with respect to Cleveland-Cliffs Cleveland Works LLC

24.5	Power of Attorney with respect to Cleveland-Cliffs Columbus LLC
24.6	Power of Attorney with respect to Cleveland-Cliffs Investments Inc.
24.7	Power of Attorney with respect to Cleveland-Cliffs Kote Inc.
24.8	Power of Attorney with respect to Cleveland-Cliffs Kote L.P.
24.9	Power of Attorney with respect to Cleveland-Cliffs Minorca Mine Inc.
24.10	Power of Attorney with respect to Cleveland-Cliffs Monessen Coke LLC
24.11	Power of Attorney with respect to Cleveland-Cliffs Plate LLC
24.12	Power of Attorney with respect to Cleveland-Cliffs Railways Inc.
24.13	Power of Attorney with respect to Cleveland-Cliffs Riverdale LLC
24.14	Power of Attorney with respect to Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc.
24.15	Power of Attorney with respect to Cleveland-Cliffs Steel Corporation
24.16	Power of Attorney with respect to Cleveland-Cliffs Steel Holding Corporation
24.17	Power of Attorney with respect to Cleveland-Cliffs Steel Holdings Inc.
24.18	Power of Attorney with respect to Cleveland-Cliffs Steel LLC
24.19	Power of Attorney with respect to Cleveland-Cliffs Steel Management Inc.
24.20	Power of Attorney with respect to Cleveland-Cliffs Steel Properties Inc.
24.21	Power of Attorney with respect to Cleveland-Cliffs Steelton LLC
24.22	Power of Attorney with respect to Cleveland-Cliffs Steelworks Railway Inc.
24.23	Power of Attorney with respect to Cleveland-Cliffs Tek Inc.
24.24	Power of Attorney with respect to Cleveland-Cliffs Tek Kote Acquisition Corporation
24.25	Power of Attorney with respect to Cleveland-Cliffs Tek L.P.
24.26	Power of Attorney with respect to Cleveland-Cliffs Tubular Components LLC
24.27	Power of Attorney with respect to Cleveland-Cliffs Weirton LLC
24.28	Power of Attorney with respect to Cliffs Mining Company
24.29	Power of Attorney with respect to Cliffs Minnesota Mining Company
24.30	Power of Attorney with respect to Cliffs TIOP Holding, LLC
24.31	Power of Attorney with respect to Cliffs TIOP, Inc.
24.32	Power of Attorney with respect to Cliffs TIOP II, LLC
24.33	Power of Attorney with respect to Cliffs UTAC Holding LLC
24.34	Power of Attorney with respect to Fleetwood Metal Industries, LLC
24.35	Power of Attorney with respect to IronUnits LLC
24.36	Power of Attorney with respect to Lake Superior & Ishpeming Railroad Company
24.37	Power of Attorney with respect to Metallics Sales Company
24.38	Power of Attorney with respect to Mid-Vol Coal Sales, Inc.
24.39	Power of Attorney with respect to Mountain State Carbon, LLC
24.40	Power of Attorney with respect to Northshore Mining Company
24.41	Power of Attorney with respect to PPHC Holdings, LLC
24.42	Power of Attorney with respect to Precision Partners Holding Company
24.43	Power of Attorney with respect to Silver Bay Power Company
24.44	Power of Attorney with respect to SNA Carbon, LLC
24.45	Power of Attorney with respect to The Cleveland-Cliffs Iron Company
24.46	Power of Attorney with respect to Tilden Mining Company L.C.
24.47	Power of Attorney with respect to United Taconite LLC

25.1	Form T-1 of U.S. Bank National Association, under the Trust Indenture Act of 1939
99.1	Form of Letter of Transmittal

Item 22. Undertakings.
The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8)To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(9)To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS INC.

By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	March 12, 2021
C. Lourenco Goncalves
*	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	March 12, 2021
Keith A. Koci
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Douglas C. Taylor
*	Director	March 12, 2021
John T. Baldwin
*	Director	March 12, 2021
Robert P. Fisher, Jr.
*	Director	March 12, 2021
William K. Gerber
*	Director	March 12, 2021
Susan M. Green
*	Director	March 12, 2021
M. Ann Harlan
*	Director	March 12, 2021
Ralph S. Michael, III
*	Director	March 12, 2021
Janet L. Miller
*	Director	March 12, 2021
Eric M. Rychel
*	Director	March 12, 2021
Gabriel Stoliar
*	Director	March 12, 2021
Arlene M. Yocum

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.1 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CANNON AUTOMOTIVE SOLUTIONS – BOWLING GREEN, INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2021
O'neil Griffiths
*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Joseph S. Faraca
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.2 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS BURNS HARBOR LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.3 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS CLEVELAND WORKS LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.4 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS COLUMBUS LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.5 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS INVESTMENTS INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.6 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS KOTE INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.7 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS KOTE L.P.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Member of the Management Committee	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer) and Member of the Management Committee	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Member of the Management Committee	March 12, 2021
Terry G. Fedor
/s/ James D. Graham	Member of the Management Committee	March 12, 2021
James D. Graham
*	Member of the Management Committee	March 12, 2021
Maurice D. Harapiak
*	Member of the Management Committee	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.8 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS MINORCA MINE INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman & President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.9 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS MONESSEN COKE LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Member of the Management Board	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Member of the Management Board	March 12, 2021
Traci L. Forrester
*	Member of the Management Board	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.10 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS PLATE LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.11 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS RAILWAYS INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Senior Vice President, Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.12 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS RIVERDALE LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.13 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS SOUTH CHICAGO & INDIANA HARBOR RAILWAY INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.14 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL CORPORATION
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Vice President, Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.15 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL HOLDING CORPORATION
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Vice President, Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.16 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL HOLDINGS INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.17 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and President of Cleveland-Cliffs Steel Holdings Inc., the Sole Member of the Registrant	March 12, 2021
Clifford T. Smith
*	Senior Vice President, Finance & Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.18 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL MANAGEMENT INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Maurice D. Harapiak
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.19 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEEL PROPERTIES INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Maurice D. Harapiak
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.20 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEELTON LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.21 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS STEELWORKS RAILWAY INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Senior Vice President, Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.22 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS TEK INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.23 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS TEK KOTE ACQUISITION CORPORATION
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Terry G. Fedor
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.24 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS TEK L.P.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Member of the Management Committee	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Member of the Management Committee	March 12, 2021
Terry G. Fedor
/s/ James D. Graham	Member of the Management Committee	March 12, 2021
James D. Graham
*	Member of the Management Committee	March 12, 2021
Maurice D. Harapiak
*	Member of the Management Committee	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.25 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS TUBULAR COMPONENTS LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and President of Cleveland-Cliffs Investments Inc., the Sole Member of the Registrant	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.26 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLEVELAND-CLIFFS WEIRTON LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Terry G. Fedor
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.27 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS MINING COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	March 12, 2021
Keith A. Koci
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Maurice D. Harapiak

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.28 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS MINNESOTA MINING COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Controller (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.29 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS TIOP HOLDING, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	President of The Cleveland-Cliffs Iron Company, the Sole Member of the Registrant	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.30 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS TIOP, INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.31 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS TIOP II, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and President of Cliffs TIOP Holding, LLC, the Sole Member of the Registrant	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.32 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

CLIFFS UTAC HOLDING LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Maurice D. Harapiak
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.33 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

FLEETWOOD METAL INDUSTRIES, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2021
O'neil Griffiths
*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Joseph S. Faraca
*	Manager	March 12, 2021
Maurice D. Harapiak
*	Manager	March 12, 2021
Keith A. Koci
*	Manager	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.34 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

IRONUNITS LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Manager	March 12, 2021
Clifford T. Smith
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Corporate Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Manager	March 12, 2021
Traci L. Forrester
*	Manager	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.35 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

LAKE SUPERIOR & ISHPEMING RAILROAD COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.36 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

METALLICS SALES COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	March 12, 2021
Keith A. Koci
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Traci L. Forrester

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.37 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

MID-VOL COAL SALES, INC.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Traci L. Forrester
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.38 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

MOUNTAIN STATE CARBON, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer, Chief Operating Officer and President (Principal Executive Officer)	March 12, 2021
Traci L. Forrester
*	Vice President, Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Manager	March 12, 2021
Keith A. Koci
*	Manager	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.39 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

NORTHSHORE MINING COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Senior Vice President, Finance & Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.40 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

PPHC HOLDINGS, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2021
O'neil Griffiths
*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Joseph S. Faraca
*	Manager	March 12, 2021
Maurice D. Harapiak
*	Manager	March 12, 2021
Keith A. Koci
*	Manager	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.41 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

PRECISION PARTNERS HOLDING COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2021
O'neil Griffiths
*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Joseph S. Faraca
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.42 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

SILVER BAY POWER COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Traci L. Forrester
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.43 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

SNA CARBON, LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
Traci L. Forrester
*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	President of Cleveland-Cliffs Steel Corporation, the Sole Member of the Registrant	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.44 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

THE CLEVELAND-CLIFFS IRON COMPANY
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer) and Director	March 12, 2021
Clifford T. Smith
*	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	March 12, 2021
Keith A. Koci
*	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Maurice D. Harapiak

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.45 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

TILDEN MINING COMPANY L.C.
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Executive Vice President, Chief Legal Officer & Secretary of The Cleveland-Cliffs Iron Company, the Manager of the Registrant
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Executive Officer)	March 12, 2021
Clifford T. Smith
*	Executive Vice President, Chief Financial Officer of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Financial Officer)	March 12, 2021
Keith A. Koci
*	Vice President, Corporate Controller and Chief Accounting Officer of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	President of Cliffs TIOP, Inc., one of the Members of the Registrant	March 12, 2021
James M. Kochevar
*	President of Cliffs TIOP II, LLC, one of the Members of the Registrant	March 12, 2021
James M. Kochevar

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.46 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 12, 2021.

UNITED TACONITE LLC
By:	/s/ James D. Graham
	Name:	James D. Graham
	Title:	Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President (Principal Executive Officer)	March 12, 2021
James M. Kochevar
*	Treasurer (Principal Financial Officer)	March 12, 2021
Celso L. Goncalves, Jr.
*	Controller (Principal Accounting Officer)	March 12, 2021
Kimberly A. Floriani
*	Director	March 12, 2021
Maurice D. Harapiak
*	Director	March 12, 2021
Keith A. Koci
*	Director	March 12, 2021
Clifford T. Smith

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and filed herewith as Exhibit 24.47 on behalf of the registrant.

	By:	/s/ James D. Graham
James D. Graham, as Attorney-in-Fact